As filed with the Securities and Exchange Commission on February 17, 2012.

Registration No. 333-179380

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Toll Brothers Finance Corp.

Toll Brothers, Inc.*

(Exact name of registrants as specified in their charters)

DELAWARE	1531	23-3097271
DELAWARE	1531	23-2416878
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 Gibraltar Road

Horsham, PA 19044

(215) 938-8000

John K. McDonald

General Counsel

Toll Brothers, Inc.

250 Gibraltar Road

Horsham, PA 19044

(215) 938-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale of the securities to the public: The offering of the securities will commence promptly following the filing of this Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Aggregate principal amount to be registered	Amount of registration fee
5.875% Senior Notes due 2022	$300,000,000	$34,380(1)
Guarantees of 5.875% Senior Notes due 2022	$300,000,000	(2)

(1)	Previously paid
(2)	In accordance with Rule 457(n), no separate fee for the registration of the guarantees is required.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants.

The following direct and indirect subsidiaries of Toll Brothers, Inc. are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 250 Gibraltar Road, Horsham, Pennsylvania 19044, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
110-112 Third Ave. Realty Corp.	New York	13-1940046
Amwell Chase, Inc.	Delaware	23-2551304
ESE Consultants, Inc.	Delaware	23-2432981
Fairway Valley, Inc.	Delaware	23-2432976
First Brandywine Finance Corp.	Delaware	23-2737486
First Brandywine Investment Corp. II	Delaware	23-2731790
First Brandywine Investment Corp. IV	Delaware	61-1443340
First Huntingdon Finance Corp.	Delaware	23-2485787
Franklin Farms G.P., Inc.	Delaware	23-2486303
HQZ Acquisitions, Inc.	Michigan	38-3149633
MA Limited Land Corporation	Delaware	23-2523560
SH Homes Corporation	Michigan	38-3392296
SI Investment Corporation	Michigan	38-3298884
TB Proprietary Corp.	Delaware	23-2485790
Tenby Hunt, Inc.	Delaware	23-2682947
The Silverman Building Companies, Inc.	Michigan	38-3075345
Toll Architecture I, P.A.	Delaware	20-4889260
Toll Architecture, Inc.	Delaware	20-3532291
Toll AZ GP Corp.	Delaware	23-2815680
Toll Bros. of Arizona, Inc.	Arizona	23-2906398
Toll Bros. of North Carolina, Inc.	North Carolina	23-2777389
Toll Bros. of North Carolina II, Inc.	North Carolina	23-2990315
Toll Bros. of North Carolina III, Inc.	North Carolina	23-2993276
Toll Bros., Inc.	Delaware	23-2600117
Toll Bros., Inc.	Pennsylvania	23-2417123
Toll Bros., Inc.	Texas	23-2896374
Toll Brothers AZ Construction Company	Arizona	23-2832024
Toll Brothers Canada USA, Inc.	Delaware	20-4250532
Toll Brothers Real Estate, Inc.	Pennsylvania	23-2417116
Toll Buckeye Corp.	Delaware	56-2489916
Toll CA GP Corp.	California	23-2748091
Toll Centennial Corp.	Delaware	56-2489913
Toll CO GP Corp.	Colorado	23-2978190
Toll Corp.	Delaware	23-2485860
Toll Development Company, Inc.	Michigan	38-3180742
Toll Diamond Corp.	Delaware	57-1195241
Toll FL GP Corp.	Florida	23-2796288
Toll GA GP Corp.	Georgia	20-5853882
Toll Golden Corp.	Delaware	56-2489904
Toll Granite Corp.	Delaware	57-1195215
Toll Holdings, Inc.	Delaware	23-2569047
Toll IL GP Corp.	Illinois	23-2967049
Toll Land Corp. No. 6	Pennsylvania	23-2417134
Toll Land Corp. No. 10	Delaware	23-2551776

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Land Corp. No. 20	Delaware	23-2551793
Toll Land Corp. No. 43	Delaware	23-2737488
Toll Land Corp. No. 50	Delaware	23-2860513
Toll Manhattan I, Inc.	New York	20-2255686
Toll MD Builder Corp.	Maryland	20-0355148
Toll MI GP Corp.	Michigan	23-2917543
Toll Mid-Atlantic LP Company, Inc.	Delaware	57-1195257
Toll Mid-Atlantic Note Company, Inc.	Delaware	57-1195252
Toll Midwest LP Company, Inc.	Delaware	56-2489924
Toll Midwest Note Company, Inc.	Delaware	56-2489923
Toll MN GP Corp.	Minnesota	20-0099962
Toll NC GP Corp.	North Carolina	23-2760759
Toll NH GP Corp.	New Hampshire	23-3048998
Toll NJX-I Corp.	Delaware	51-0413821
Toll Northeast LP Company, Inc.	Delaware	57-1195250
Toll Northeast Note Company, Inc.	Delaware	57-1195240
Toll Northeast Services, Inc.	Delaware	20-3714378
Toll NV GP Corp.	Nevada	23-2928710
Toll OH GP Corp.	Ohio	23-2878722
Toll PA Builder Corp.	Pennsylvania	87-0693313
Toll PA GP Corp.	Pennsylvania	23-2687561
Toll PA II GP Corp.	Pennsylvania	03-0395069
Toll PA III GP Corp.	Pennsylvania	20-1934096
Toll Palmetto Corp.	Delaware	57-1195245
Toll Peppertree, Inc.	New York	23-2709097
Toll Philmont Corporation	Delaware	23-2526635
Toll Realty Holdings Corp. I	Delaware	23-2954512
Toll Realty Holdings Corp. II	Delaware	23-2954511
Toll RI GP Corp.	Rhode Island	23-3020194
Toll SC GP Corp.	South Carolina	23-3094328
Toll Southeast LP Company, Inc.	Delaware	57-1195213
Toll Southeast Note Company, Inc.	Delaware	57-1195261
Toll Southwest LP Company, Inc.	Delaware	56-2489922
Toll Southwest Note Company, Inc.	Delaware	56-2489921
Toll TN GP Corp.	Tennessee	23-2886926
Toll TX GP Corp.	Delaware	23-2796291
Toll VA GP Corp.	Delaware	23-2551790
Toll VA Member Two, Inc.	Delaware	51-0385726
Toll WA GP Corp	Washington	45-3717010
Toll WestCoast LP Company, Inc.	Delaware	56-2489917
Toll WestCoast Note Company, Inc.	Delaware	59-3790049
Toll WV GP Corp.	West Virginia	20-3337780
Toll YL, Inc.	California	23-2898272
Warren Chase, Inc.	Delaware	23-2518740
51 N. 8th Street L.P.	New York	23-2796304
Audubon Ridge, L.P.	Pennsylvania	23-2668976
Belmont Land, L.P.	Virginia	23-2810333
Binks Estates Limited Partnership	Florida	23-2796300
Blue Bell Country Club, L.P.	Pennsylvania	23-2668975

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Broad Run Associates, L.P.	Pennsylvania	23-2979479
Buckingham Woods, L.P.	Pennsylvania	23-2689274
CC Estates Limited Partnership	Massachusetts	23-2748927
Cold Spring Hunt, L.P.	Pennsylvania	23-2702468
Dominion Country Club, L.P.	Virginia	23-2984309
Eagle Farm Limited Partnership	Massachusetts	23-2760777
Estates at Princeton Junction, L.P.	New Jersey	23-2760779
Estates at Rivers Edge, L.P.	New Jersey	23-2748080
Fairfax Investment, L.P.	Virginia	23-2982190
Fairfax Station Hunt, L.P.	Virginia	23-2680894
Farmwell Hunt, L.P.	Virginia	23-2822996
First Brandywine Partners, L.P.	Delaware	51-0385730
Great Falls Hunt, L.P.	Virginia	23-2719371
Greens at Waynesborough, L.P.	Pennsylvania	23-2740013
Greenwich Chase, L.P.	New Jersey	23-2709793
Hoboken Land LP	New Jersey	20-1466751
Hockessin Chase, L.P.	Delaware	23-2944970
Huckins Farm Limited Partnership	Massachusetts	23-2740411
Kensington Woods Limited Partnership	Massachusetts	23-2701194
Laurel Creek, L.P.	New Jersey	23-2796297
Loudoun Valley Associates, L.P.	Virginia	23-3025878
NC Country Club Estates Limited Partnership	North Carolina	23-2917299
Rose Hollow Crossing Associates	Pennsylvania	23-2253629
Silverman-Toll Limited Partnership	Michigan	23-2986323
Somers Chase, L.P.	New York	23-2855511
Sorrento at Dublin Ranch I LP	California	20-3337641
Sorrento at Dublin Ranch III LP	California	20-3337665
South Riding, L.P.	Virginia	23-2994369
South Riding Amberlea LP	Virginia	20-0383954
South Riding Partners Amberlea LP	Virginia	20-0384024
South Riding Partners, L.P.	Virginia	23-2861890
Southport Landing Limited Partnership	Connecticut	23-2784609
Springton Pointe, L.P.	Pennsylvania	23-2810340
Stone Mill Estates, L.P.	Pennsylvania	23-3013974
Swedesford Chase, L.P.	Pennsylvania	23-2939504
TBI/Naples Limited Partnership	Florida	23-2883354
TBI/Palm Beach Limited Partnership	Florida	23-2891601
The Bird Estate Limited Partnership	Massachusetts	23-2883360
The Estates at Brooke Manor Limited Partnership	Maryland	23-2740412
The Estates at Summit Chase, L.P.	California	23-2748089
Toll at Brier Creek Limited Partnership	North Carolina	23-2954264
Toll at Honey Creek Limited Partnership	Michigan	20-3675855
Toll at Westlake, L.P.	New Jersey	23-2963549
Toll at Whippoorwill, L.P.	New York	23-2888554
Toll Brooklyn L.P.	New York	20-1941153
Toll Bros. of Tennessee, L.P.	Tennessee	51-0386723
Toll Brothers AZ Limited Partnership	Arizona	23-2815685
Toll CA, L.P.	California	23-2963547
Toll CA II, L.P.	California	23-2838417

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CA III, L.P.	California	23-3031827
Toll CA IV, L.P.	California	23-3029688
Toll CA V, L.P.	California	23-3091624
Toll CA VI, L.P.	California	23-3091657
Toll CA VII, L.P.	California	20-1972440
Toll CA VIII, L.P.	California	20-2328888
Toll CA IX, L.P.	California	20-3454571
Toll CA X, L.P.	California	20-3454613
Toll CA XI, L.P.	California	20-3532036
Toll CA XII, L.P.	California	20-3733386
Toll CA XIX, L.P.	California	20-5853968
Toll CO, L.P.	Colorado	23-2978294
Toll CT Limited Partnership	Connecticut	23-2963551
Toll CT II Limited Partnership	Connecticut	23-3041974
Toll CT III Limited Partnership	Connecticut	27-3790650
Toll DE LP	Delaware	20-0660934
Toll DE II LP	Delaware	26-1358236
Toll East Naples Limited Partnership	Florida	23-2929049
Toll Estero Limited Partnership	Florida	72-1539292
Toll FL Limited Partnership	Florida	23-3007073
Toll FL II Limited Partnership	Florida	73-1657686
Toll FL III Limited Partnership	Florida	20-0135814
Toll FL IV Limited Partnership	Florida	20-1158717
Toll FL V Limited Partnership	Florida	20-2862720
Toll FL VI Limited Partnership	Florida	20-3161585
Toll FL VII Limited Partnership	Florida	20-3482591
Toll FL VIII Limited Partnership	Florida	20-4232188
Toll FL X Limited Partnership	Florida	27-1476302
Toll Ft. Myers Limited Partnership	Florida	82-0559443
Toll GA LP	Georgia	20-5854013
Toll Grove LP	New Jersey	20-0215496
Toll Hudson LP	New Jersey	20-0465460
Toll IL HWCC, L.P.	Illinois	75-2985312
Toll IL, L.P.	Illinois	23-2963552
Toll IL II, L.P.	Illinois	23-3041962
Toll IL III, L.P.	Illinois	03-0382404
Toll IL IV, L.P.	Illinois	20-3733446
Toll IL WSB, L.P.	Illinois	20-1000885
Toll Jacksonville Limited Partnership	Florida	20-0204373
Toll Land Limited Partnership	Connecticut	23-2709099
Toll Land IV Limited Partnership	New Jersey	23-2737490
Toll Land V Limited Partnership	New York	23-2796637
Toll Land VI Limited Partnership	New York	23-2796640
Toll Land VII Limited Partnership	New York	23-2775308
Toll Land IX Limited Partnership	Virginia	23-2939502
Toll Land X Limited Partnership	Virginia	23-2774670
Toll Land XI Limited Partnership	New Jersey	23-2796302
Toll Land XV Limited Partnership	Virginia	23-2810342
Toll Land XVI Limited Partnership	New Jersey	23-2810344

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Land XVIII Limited Partnership	Connecticut	23-2833240
Toll Land XIX Limited Partnership	California	23-2833171
Toll Land XX Limited Partnership	California	23-2838991
Toll Land XXI Limited Partnership	Virginia	23-2865738
Toll Land XXII Limited Partnership	California	23-2879949
Toll Land XXIII Limited Partnership	California	23-2879946
Toll Land XIV Limited Partnership	New York	23-2796295
Toll Land XXV Limited Partnership	New Jersey	23-2867694
Toll Land XXVI Limited Partnership	Ohio	23-2880687
Toll Livingston at Naples Limited Partnership	Florida	71-0902794
Toll MA Land Limited Partnership	Massachusetts	20-4889176
Toll MD Builder I, L.P.	Maryland	20-0355209
Toll MD Limited Partnership	Maryland	23-2963546
Toll MD II Limited Partnership	Maryland	23-2978195
Toll MD III Limited Partnership	Maryland	23-3044366
Toll MD IV Limited Partnership	Maryland	71-0890813
Toll MD V Limited Partnership	Maryland	81-0610742
Toll MD VI Limited Partnership	Maryland	20-1756721
Toll MD VII Limited Partnership	Maryland	20-2101938
Toll MD VIII Limited Partnership	Maryland	20-3675884
Toll MD IX Limited Partnership	Maryland	20-3733408
Toll MD X Limited Partnership	Maryland	20-5469282
Toll MD XI Limited Partnership	Maryland	20-8406566
Toll MI Limited Partnership	Michigan	23-2999200
Toll MI II Limited Partnership	Michigan	23-3015611
Toll MI III Limited Partnership	Michigan	23-3097778
Toll MI IV Limited Partnership	Michigan	20-1501161
Toll MI V Limited Partnership	Michigan	20-2489523
Toll MN, L.P.	Minnesota	20-0099987
Toll MN II, L.P.	Minnesota	20-4804528
Toll Naval Associates	Pennsylvania	23-2454576
Toll NC, L.P.	North Carolina	20-2087335
Toll NC II LP	North Carolina	20-5208447
Toll NC III LP	North Carolina	27-1931828
Toll NH Limited Partnership	New Hampshire	23-3048999
Toll NJ Builder I, L.P.	New Jersey	41-2089798
Toll NJ, L.P.	New Jersey	23-2963550
Toll NJ II, L.P.	New Jersey	23-2991953
Toll NJ III, L.P.	New Jersey	23-2993263
Toll NJ IV, L.P.	New Jersey	23-3038827
Toll NJ V, L.P.	New Jersey	23-3091620
Toll NJ VI, L.P.	New Jersey	23-3098583
Toll NJ VII, L.P.	New Jersey	20-2635402
Toll NJ VIII, L.P.	New Jersey	20-3337736
Toll NJ XI, L.P.	New Jersey	20-5088496
Toll Northville Limited Partnership	Michigan	23-2918130
Toll NV Limited Partnership	Nevada	23-3010602
Toll NY LP	New York	20-3887115
Toll NY II L.P.	New York	26-1813165

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll NY III L.P.	New York	26-3893230
Toll NY IV L.P.	New York	27-1500651
Toll Orlando Limited Partnership	Florida	20-2862679
Toll PA, L.P.	Pennsylvania	23-2879956
Toll PA II, L.P.	Pennsylvania	23-3063349
Toll PA III, L.P.	Pennsylvania	23-3097666
Toll PA IV, L.P.	Pennsylvania	23-3097672
Toll PA V, L.P.	Pennsylvania	03-0395087
Toll PA VI, L.P.	Pennsylvania	47-0858909
Toll PA VIII, L.P.	Pennsylvania	20-0969010
Toll PA IX, L.P.	Pennsylvania	20-0969053
Toll PA X, L.P.	Pennsylvania	20-2172994
Toll PA XI, L.P.	Pennsylvania	20-3733420
Toll PA XII, L.P.	Pennsylvania	20-1934037
Toll PA XIII, L.P.	Pennsylvania	20-4889135
Toll PA XIV, L.P.	Pennsylvania	26-1603357
Toll PA XV, L.P.	Pennsylvania	26-1415588
Toll Realty Holdings LP	Delaware	23-2954509
Toll RI, L.P.	Rhode Island	23-3020191
Toll RI II, L.P.	Rhode Island	27-0043852
Toll SC, L.P.	South Carolina	23-3094632
Toll SC II, L.P.	South Carolina	82-0574725
Toll SC III, L.P.	South Carolina	20-4249465
Toll SC IV, L.P.	South Carolina	26-2314893
Toll Stonebrae LP	California	20-3192668
Toll VA, L.P.	Virginia	23-2952674
Toll VA II, L.P.	Virginia	23-3001131
Toll VA III, L.P.	Virginia	23-3001132
Toll VA IV, L.P.	Virginia	75-2972033
Toll VA V, L.P.	Virginia	47-0887401
Toll VA VI, L.P.	Virginia	20-1972394
Toll VA VII, L.P.	Virginia	20-3675918
Toll WA LP	Washington	35-2425736
Toll WV LP	West Virginia	20-4249451
Toll YL, L.P.	California	23-3016250
Toll YL II, L.P.	California	80-0014182
Toll-Dublin, L.P.	California	23-3070669
Village Partners, L.P.	Pennsylvania	81-0594073
West Amwell Limited Partnership	New Jersey	23-2570825
Wilson Concord, L.P.	Tennessee	23-2887824
110-112 Third Ave. GC II LLC	New York	13-1940046**
110-112 Third Ave. GC LLC	New York	13-1940046**
1450 Washington LLC	New Jersey	20-1466751**
1500 Garden St. LLC	New Jersey	20-1466751**
2301 Fallston Road LLC	Maryland	23-2963546**
5-01 — 5-17 48th Avenue GC II LLC	New York	23-2796295**
5-01 — 5-17 48th Avenue GC LLC	New York	23-2796295**
5-01 — 5-17 48th Avenue II LLC	New York	23-2796295**
5-01 — 5-17 48th Avenue LLC	New York	23-2796295**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
51 N. 8th Street GC LLC	New York	23-2796304**
51 N. 8th Street GC II LLC	New York	23-2796304**
51 N. 8th Street I LLC	New York	23-2709097**
700 Grove Street Urban Renewal, LLC	New Jersey	20-0215496**
Arbor Hills Development LLC	Michigan	20-1501161**
Arthur’s Woods, LLC	Maryland	23-2963546**
Belmont Country Club I LLC	Virginia	23-2810333**
Belmont Country Club II LLC	Virginia	23-2810333**
Block 255 LLC	New Jersey	20-1466751**
Brier Creek Country Club I LLC	North Carolina	23-2954264**
Brier Creek Country Club II LLC	North Carolina	23-2954264**
C.B.A.Z. Construction Company LLC	Arizona	51-0385729**
C.B.A.Z. Holding Company LLC	Delaware	51-0385729
Component Systems I LLC	Delaware	23-2417123**
Component Systems II LLC	Delaware	23-2417123**
CWG Construction Company LLC	New Jersey	20-1104737
Dominion Valley Country Club I LLC	Virginia	23-2984309**
Dominion Valley Country Club II LLC	Virginia	23-2984309**
First Brandywine LLC I	Delaware	23-2731790**
First Brandywine LLC II	Delaware	23-2731790**
First Brandywine LLC III	Delaware	61-1443340**
First Brandywine LLC IV	Delaware	61-1443340**
Frenchman’s Reserve Realty, LLC	Florida	23-2417123**
Golf I Country Club Estates at Moorpark LLC	California	23-2963547**
Golf II Country Club Estates at Moorpark LLC	California	23-2963547**
Hatboro Road Associates LLC	Pennsylvania	23-3097666**
Hawthorn Woods Country Club II LLC	Illinois	75-2985312**
Hoboken Cove LLC	New Jersey	20-1466751**
Hoboken Land I LLC	Delaware	20-1466751**
Jacksonville TBI Realty LLC	Florida	23-2417123**
Lighthouse Point Land Company, LLC	Florida	20-0135814
Long Meadows TBI, LLC	Maryland	23-3044366**
Longmeadow Properties LLC	Maryland	23-3044366**
Martinsburg Ventures, L.L.C.	Virginia	23-2865738**
Mizner Realty, L.L.C.	Florida	23-2417123**
Naples TBI Realty, LLC	Florida	23-2417123**
Orlando TBI Realty LLC	Florida	23-2417123**
Paramount Village LLC	California	23-2748091**
Phillips Drive LLC	Maryland	23-3044366**
Prince William Land I LLC	Virginia	23-2774670**
Prince William Land II LLC	Virginia	23-2774670**
PT Maxwell Holdings, LLC	New Jersey	20-3153303
PT Maxwell, L.L.C.	New Jersey	20-3153303**
Regency at Denville LLC	New Jersey	23-2810344**
Regency at Dominion Valley LLC	Virginia	23-2984309**
Regency at Long Valley I LLC	New Jersey	23-3038827**
Regency at Long Valley II LLC	New Jersey	23-3038827**
Regency at Mansfield I LLC	New Jersey	23-3038827**
Regency at Mansfield II LLC	New Jersey	23-3038827**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Regency at Washington I LLC	New Jersey	23-3098583**
Regency at Washington II LLC	New Jersey	23-3098583**
South Riding Realty LLC	Virginia	23-2861890**
SR Amberlea LLC	Virginia	20-0383954**
SRLP II LLC	Virginia	23-2994639**
Tampa TBI Realty LLC	Florida	23-2417123**
TB Kent Partners LLC	Delaware	20-3887115**
The Regency Golf Club I LLC	Virginia	23-2984309**
The Regency Golf Club II LLC	Virginia	23-2984309**
The Ridges at Belmont Country Club I LLC	Virginia	23-2810333**
The Ridges at Belmont Country Club II LLC	Virginia	23-2810333**
Toll Austin TX LLC	Texas	26-0389752
Toll CA I LLC	California	23-2838417**
Toll CA Note II LLC	California	23-2838417**
Toll Cedar Hunt LLC	Virginia	23-2994369**
Toll CO I LLC	Colorado	23-2978294**
Toll Corners LLC	Delaware	23-2709099**
Toll Dallas TX LLC	Texas	26-0389704
Toll DE X II, LLC	Delaware	20-1220599
Toll EB, LLC	Delaware	23-2810344**
Toll Equipment, L.L.C.	Delaware	23-2417123**
Toll FL I, LLC	Florida	23-3007073**
Toll FL IV LLC	Florida	20-2862720**
Toll Glastonbury LLC	Connecticut	23-3041974**
Toll Henderson LLC	Nevada	56-2489922**
Toll Hoboken LLC	Delaware	20-0465460**
Toll Houston TX LLC	Texas	27-0876926
Toll IN LLC	Indiana	23-2417123**
Toll Jupiter LLC	Florida	20-3368529**
Toll Lexington LLC	New York	27-3767977
Toll MA I LLC	Massachusetts	23-2748927**
Toll MA II LLC	Massachusetts	23-2748927**
Toll MD I, L.L.C.	Maryland	23-2737488**
Toll MD II LLC	Maryland	23-2740412**
Toll MD III LLC	Maryland	20-2101938**
Toll MD IV LLC	Maryland	20-2101938**
Toll Midwest LLC	Delaware	57-1195250**
Toll Morgan Street LLC	Delaware	20-5088496**
Toll NC I LLC	North Carolina	23-2917299**
Toll NC IV LLC	North Carolina	20-5208447**
Toll NC Note LLC	North Carolina	23-2917299**
Toll NC Note II LLC	North Carolina	23-2917299**
Toll NJ I, L.L.C.	New Jersey	23-3091620**
Toll NJ II, L.L.C.	New Jersey	23-3091620**
Toll NJ III, LLC	New Jersey	23-2417123**
Toll North LV LLC	Nevada	56-2489922**
Toll North Reno LLC	Nevada	56-2489922**
Toll NV Holdings LLC	Nevada	56-2489922**
Toll Realty L.L.C.	Florida	23-2417123**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll San Antonio TX LLC	Texas	20-4888966**
Toll South LV LLC	Nevada	56-2489922**
Toll South Reno LLC	Nevada	56-2489922**
Toll Southwest LLC	Delaware	23-2417123**
Toll Stratford LLC	Virginia	20-3116806
Toll TX Note LLC	Texas	26-0389704**
Toll VA L.L.C.	Delaware	51-0385728
Toll VA III L.L.C.	Virginia	23-2417123**
Toll Van Wyck, LLC	New York	23-2796637**
Toll Vanderbilt I LLC	Rhode Island	23-3020194**
Toll Vanderbilt II LLC	Rhode Island	51-1195217**
Toll-Dublin, LLC	California	23-3070669**
Toll West Coast LLC	Delaware	23-2417123**
Vanderbilt Capital LLC	Rhode Island	56-2421664
Virginia Construction Co. I, LLC	Virginia	23-2417123**
Virginia Construction Co. II, LLC	Virginia	23-2417123**

**	Uses Employer Identification Number used by its sole member.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

SUBJECT TO CHANGE, DATED FEBRUARY 17, 2012

Offer To Exchange

Toll Brothers Finance Corp.

5.875% Senior Notes due 2022

and

Guarantees of 5.875% Senior Notes due 2022 by Toll Brothers, Inc. and Certain of its Subsidiaries

for

Any and All Outstanding Toll Brothers Finance Corp. 6.875% Senior Notes Due 2012

and 5.95% Senior Notes due 2013

The Exchange Offer

Toll Brothers Finance Corp. (the “Issuer”) hereby offers, upon the terms and subject to the conditions described in this prospectus and the related letter of transmittal, to exchange its 5.875% Senior Notes due 2022 (the “new notes”) for any and all of the outstanding 6.875% Senior Notes due 2012 (the “2012 notes”) and 5.95% Senior Notes due 2013 (the “2013 notes” and, together with the 2012 notes, the “old notes”) issued by the Issuer. We refer to the offer to exchange new notes for old notes as the “exchange offer.” As of February 1, 2012, the aggregate principal amount of 2012 notes outstanding was $139.8 million and the aggregate principal amount of 2013 notes outstanding was $141.6 million.

The exchange offer will expire at 12:00 midnight, New York City time, on March 2, 2012 (the “Expiration Date”), unless the exchange offer is extended or earlier terminated by the Issuer. To be eligible to receive the Early Exchange Premium (as defined below), holders must validly tender their old notes on or prior to 12:00 midnight, New York City time, on March 2, 2012, unless extended by us (such date and time, as they may be extended, the “Early Participation Date”). You may withdraw your tendered old notes at any time on or prior to the Expiration Date.

We want to encourage holders of old notes to tender early. Accordingly, for each $1,000 principal amount of old notes validly tendered on or before the Early Participation Date and not validly withdrawn, holders of old notes will be eligible to receive the total exchange consideration set out in the table below (the “Total Exchange Consideration”), which includes the early exchange premium set out in the table below (the “Early Exchange Premium”). For each $1,000 principal amount of old notes validly tendered after the Early Participation Date but prior to the Expiration Date, holders of old notes will be eligible to receive only the exchange consideration set out in the table below (the “Exchange Consideration”). The Total Exchange Consideration will equal $1,000 times the exchange price of the old notes divided by the Reopening Price (as defined below) of the new notes. The exchange price of the 2012 notes (the “2012 Exchange Price”) is $1,041.25. The exchange price of the 2013 notes (the “2013 Exchange Price” and, together with the 2012 Exchange Price, the “Exchange Price”) is $1,062.50. The “Reopening Price” of the new notes is $1,027.50. As such, the Total Exchange Consideration for the 2012 Notes is $1,013.38 and the Exchange Consideration for the 2012 Notes is $993.38. The Total Exchange Consideration for the 2013 Notes is $1,014.06 and the Exchange Consideration for the 2013 Notes is $1,034.06. The following table sets forth the Exchange Price, Exchange Consideration, Early Exchange Premium and Total Exchange Consideration for old notes for which the new notes are being offered:

Title of Series/ CUSIP Number	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Price	Exchange Consideration(1)	Early Exchange Premium(1)	Total Exchange Consideration(1)(2)(3)
6.875% Senior Notes due 2012/88947EAA8	11/15/2012	$139.8 million	$1,041.25	$993.38 principal amount of new notes	$20 principal amount of new notes	$1,013.38 principal amount of new notes

5.95% Senior Notes due 2013/88947EAC4	09/15/2013	$141.6 million	$1,062.50	$1,014.06 principal amount of new notes	$20 principal amount of new notes	$1,034.06 principal amount of new notes

(1)	Per $1,000 principal amount of old notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Exchange Consideration, as applicable.

(2)	Includes Early Exchange Premium.

(3)	The Total Exchange Consideration will equal $1,000 times the Exchange Price of the old notes divided by a Reopening Price of $1,027.50.

In addition, holders whose old notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest on such old notes to, but not including, the Settlement Date (as defined below), less the amount of accrued and unpaid interest on the new notes issued to such holders on the Settlement Date.

Consummation of the exchange offer is subject to the conditions described in “The Exchange Offer—Conditions of the Exchange Offer.”

We will issue up to $141.6 million and $146.5 million in aggregate principal amount of new notes in exchange for 2012 notes and 2013 notes, respectively. Assuming the Settlement Date is March 5, 2012, we will pay up to $2.9 million and $4.0 million in accrued and unpaid interest on the tendered 2012 notes and 2013 notes, respectively.

The New Notes

The new notes will comprise part of the same series as, and are expected to be fungible for U.S. federal income tax purposes with, the $300,000,000 aggregate principal amount of notes that the Issuer sold for cash under its Registration Statement on Form S-3 (File No. 333-178130) filed with the Securities and Exchange Commission on November 23, 2011, as supplemented by the Prospectus Supplement dated January 31, 2012 (the “Shelf Offering”). The new notes will be senior, unsecured obligations of the Issuer, will mature on February 15, 2022 and will bear interest at a rate of 5.875% per annum, payable semiannually. Payments of principal, premium, if any, and interest on the new notes will be guaranteed by Toll Brothers, Inc. (the “Company”) and all of its subsidiaries that are guarantors under our revolving credit facility. The guarantees will be joint and several, full and unconditional and the guarantees of the subsidiary guarantors will be subject to the subsidiary guarantors’ customary release provisions. See “Description of the New Notes.”

See “Risk Factors” beginning on page 11 for a discussion of factors you should consider in evaluating this exchange offer.

None of the Issuer, the Company, the Exchange Agent, the Information Agent and the Dealer Managers or any other person is making any recommendation as to whether you should choose to tender your old notes in the exchange offer. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Managers:

Citigroup	Deutsche Bank Securities	RBS

Prospectus dated                     , 2012.

(Cover page continued)

Consummation of the exchange offer is conditioned upon the satisfaction or waiver (where permitted) of the conditions described under “The Exchange Offer—Conditions of the Exchange Offer,” including the conditions that (i) the Shelf Offering, which closed as scheduled on February 7, 2012, has been completed and $300 million aggregate principal amount of notes has been issued pursuant thereto, (ii) the new notes issuable in the exchange offer are fungible for U.S. federal income tax purposes with the new notes issued in the Shelf Offering and (iii) the registration statement of which this prospectus forms a part is declared effective and no stop order suspending its effectiveness or any proceeding for that purpose is outstanding (and neither condition (i) nor (ii) nor (iii) may be waived by us). Condition (i) was satisfied on February 7, 2012. The exchange offer is not conditioned upon the valid tender of any minimum principal amount of old notes or the issuance of any minimum principal amount of new notes pursuant to the exchange offer.

In order for the new notes issued in the exchange offer to be fungible for U.S. federal income tax purposes with the notes issued in the Shelf Offering, the new notes issued in the exchange offer will be issued with accrued interest from February 7, 2012, the closing date for the Shelf Offering. An amount equal to the accrued interest on the new notes at the time of their issuance on the Settlement Date will be subtracted from the payment to be made on the Settlement Date in respect of the accrued and unpaid interest on the old notes accepted for exchange.

We are only responsible for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

i

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act of 1933 (the “Securities Act”). This prospectus does not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed these documents as exhibits to our registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file with the SEC at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Internet website at http://www.sec.gov. We also make available free of charge on our website, at http://www.tollbrothers.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. We incorporate by reference in two ways. First, we list certain documents that we have filed with the SEC. The information in these documents is considered part of this prospectus. Second, we expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

We incorporate by reference in this prospectus all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K of Toll Brothers, Inc. filed with the SEC for the fiscal year ended October 31, 2011; and

•	Current Reports on Form 8-K Toll Brothers, Inc. filed with the SEC on February 6, 2012 and February 7, 2012 (two filings).

ii

We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to: Director of Investor Relations, Toll Brothers, Inc., 250 Gibraltar Road, Horsham PA 19044 (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Brothers Finance Corp.. We do not expect that Toll Corp., First Huntingdon Finance Corp. or Toll Brothers Finance Corp. will be required to make filings with the Commission under Section 15(d) of the Exchange Act.

To ensure timely delivery, you must request this information no later than five business days before the expiration of the exchange offer.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain or may contain forward-looking statements. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and to open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings and claims.

From time to time, forward-looking statements are also included in our periodic reports on Forms 10-K, 10-Q and 8-K, press releases, in presentations, on our website and in other materials released to the public. Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

iii

SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information you should consider before deciding whether to participate in the exchange offer. You should read this entire prospectus carefully, including the section titled “Risk Factors,” before making an investment decision. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Toll Brothers,” “we,” “us,” “our” or similar references mean Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Brothers Finance and the other subsidiary guarantors.

Toll Brothers, Inc.

Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967. We design, build, market and arrange financing for single-family detached and attached homes in luxury residential communities. We are also involved, directly and through joint ventures, in projects where we are building, or converting existing rental apartment buildings into, high-, mid- and low-rise luxury homes. We cater to move-up, empty-nester, active-adult, age-qualified and second-home buyers in the United States. At October 31, 2011, we were operating in 19 states. Our traditional, single-family communities are generally located on land we have either acquired and developed or acquired fully-approved and, in some cases, improved. We also operate through a number of joint ventures.

We operate our own land development, architectural, engineering, mortgage, title, landscaping, security monitoring, lumber distribution, house component assembly, and manufacturing operations. We also develop, own and operate golf courses and country clubs associated with several of our master planned communities. We have investments in a number of joint ventures to develop land for the sole use of the venture participants, including ourselves, and to develop land for sale to the joint venture participants and to unrelated builders. We are a participant in joint ventures with unrelated parties to develop luxury condominium projects, including for-sale residential units and commercial space, and to develop a single master planned community. In addition, we formed Toll Brothers Realty Trust (“Trust”) and Toll Brothers Realty Trust II (“Trust II”) to invest in commercial real estate opportunities. In fiscal 2010, we formed Gibraltar Capital and Asset Management (“Gibraltar”) to invest in distressed real estate opportunities, which may be different than our traditional homebuilding operations.

Our executive offices are located at 250 Gibraltar Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 938-8000 and our website address is www.tollbrothers.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Toll Brothers Finance Corp.

Toll Brothers Finance is an indirect, 100% owned subsidiary of Toll Brothers, Inc. Toll Brothers Finance generates no operating revenues and does not have any independent operations other than the financing of other subsidiaries of Toll Brothers, Inc. by lending the proceeds of the offering of the notes and previous offerings of debt securities as well as any offerings of debt securities it may make in the future.

Recent Developments

Ongoing Difficult Industry and Market Conditions

The U.S. housing market continues to struggle from a significant slowdown that began in the fourth quarter of our fiscal year end October 31, 2005 (“fiscal 2005”). The value of our net contracts signed in fiscal 2011 was

77.6% lower than the value of our net contracts signed in fiscal 2005. The slowdown, which we believe started with a decline in consumer confidence, an overall softening of demand for new homes and an oversupply of homes available for sale, has been exacerbated by, among other things, a decline in the overall economy, increased unemployment, the large number of homes that are vacant, and homes that have been or will be foreclosed on due to the current economic downturn, fear of job loss, a decline in home prices and the resulting reduction in home equity, the inability of some of our home buyers, or some prospective buyers of their homes, to sell their current homes, the deterioration in the credit markets, and the direct and indirect impact of the turmoil in the mortgage loan market.

The Shelf Offering

On February 7, 2012, the Issuer announced the issuance (the “Shelf Offering”) of $300 million aggregate principal amount of its 5.875% Senior Notes due 2022, which notes are guaranteed on a senior basis by the Company and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility. We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment or repurchase of certain outstanding indebtedness.

The Exchange Offer

We have summarized the terms of this exchange offer in this section. Before you decide whether to tender your Notes in this exchange offer, you should read the detailed description of the exchange offer in the section entitled “The Exchange Offer.”

The Exchange Offer	The Issuer is offering, upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, to exchange any and all validly tendered and not validly withdrawn outstanding old notes for new notes.

As of February 1, 2012, $139.8 million in aggregate principal amount of 2012 notes and $141.6 million in aggregate principal amount of 2013 notes was outstanding. As of the date of this prospectus, all of the old notes are registered in the name of Cede & Co., Inc., which holds the old notes for its participants. See “The Exchange Offer—Terms of the Exchange Offer.”

We will issue up to $141.6 million and $146.5 million in aggregate principal amount of new notes in exchange for 2012 notes and 2013 notes, respectively. Assuming the Settlement Date is March 5, 2012, we will pay up to $2.9 million and $4.0 million in accrued and unpaid interest on the tendered 2012 notes and 2013 notes, respectively.

Conditions of the Exchange Offer	Consummation of the exchange offer is conditioned upon the satisfaction or waiver (where permitted) of the conditions described under “The Exchange Offer—Conditions of the Exchange Offer,” including the conditions that (i) the Shelf Offering, which closed as scheduled on February 7, 2012 has been completed and $300 million aggregate principal amount of notes has been issued pursuant thereto, (ii) the new notes issuable in the exchange offer are fungible for U.S. federal income tax purposes with the new notes issued in the Shelf Offering and (iii) the registration statement of which this prospectus forms a part is declared effective and no stop order suspending its effectiveness or any proceeding for that purpose is outstanding (and neither condition (i) nor (ii) nor (iii) may be waived by us). Condition (i) was satisfied on February 7, 2012. The exchange offer is not conditioned upon the valid tender of any minimum principal amount of old notes or the issuance of any minimum principal amount of new notes pursuant to the exchange offer.

Purpose of the Exchange Offer	The purpose of the exchange offer is to refinance our old notes in order to improve our debt maturity profile.

Material Differences in the Rights of Holders

Holders who participate in the exchange offer will receive new notes, which have a longer maturity than the old notes. As a result, you will be exposed to our credit risk for a longer period of time. Participating holders will receive a principal amount of new notes that may be greater than or lesser than the principal amount of old notes that they tender, and the new notes will have a lower coupon rate. The new notes will also have a larger aggregate principal amount outstanding as a series than either the 2012 notes or the 2013 notes.

Holders of 2012 notes who participate in the exchange will receive $993.38 in principal amount of new notes per $1,000 in principal amount of 2012 notes that are validly tendered and not validly withdrawn, or $1,013.38 in principal amount of new notes for holders who receive the Early Exchange Premium. As a result, holders of 2012 notes who participate in the exchange offer will receive new notes that yield interest of $58.36 for each $1,000 in principal amount of 2012 notes that are validly tendered and not validly withdrawn or $59.54 for holders who receive the Early Exchange Premium. Holders of 2012 notes currently receive interest of $68.75 per $1,000 in principal amount of 2012 notes.

Holders of 2013 notes who participate in the exchange will receive $1,014.06 in principal amount of new notes per $1,000 in principal amount of 2013 notes that are validly tendered and not validly withdrawn, or $1,034.06 in principal amount of new notes for holders who receive the Early Exchange Premium. As a result, holders of 2013 notes who participate in the exchange offer will receive new notes that yield interest of $59.58 for each $1,000 in principal amount of 2013 notes that are validly tendered and not validly withdrawn or $60.75 for holders who receive the Early Exchange Premium. Holders of 2013 notes currently receive interest of $59.50 per $1,000 in principal amount of 2013 notes.

The 2012 Notes	The 2012 notes that are subject to the exchange offer are the $139.8 million aggregate principal amount of outstanding 6.875% senior notes due 2012 issued by Toll Brothers Finance Corp.

The 2013 Notes	The 2013 notes that are subject to the exchange offer are the $141.6 million aggregate principal amount of outstanding 5.95% senior notes due 2013 issued by Toll Brothers Finance Corp.

Early Exchange Premium	We want to encourage holders to tender early. Accordingly, for each $1,000 principal amount of old notes validly tendered on or before the Early Participation Date and not validly withdrawn, holders of old notes will be eligible to receive the Total Exchange Consideration, which includes an Early Exchange Premium of $20 principal amount of new notes for each $1,000 principal amount of old notes.

Exchange Consideration	The Exchange Consideration for each $1,000 principal amount of old notes tendered after the Early Participation Date and before the Expiration Date will equal:

•	in the case of the 2012 notes, $993.38 principal amount of our new notes; and

•	in the case of the 2013 notes, $1,014.06 principal amount of our new notes.

See “The Exchange Offer—Exchange Consideration”.

Total Exchange Consideration	The Total Exchange Consideration for each $1,000 principal amount of old notes tendered on or before the Early Participation Date will include the Early Exchange Premium and equal:

•	in the case of the 2012 notes, $1,013.38 principal amount of our new notes; and

•	in the case of the 2013 notes, $1,034.06 principal amount of our new notes.

See “The Exchange Offer—Total Exchange Consideration”.

Accrued and Unpaid Interest on Old Notes Accepted in the Exchange Offer	Holders whose old notes are accepted in the exchange offer will receive payment in cash of the accrued and unpaid interest, if any, in respect of such old notes from the last interest payment date for such old notes to, but not including, the Settlement Date, less the amount of accrued and unpaid interest on the new notes issued to such holders on the Settlement Date. The new notes issued in the exchange offer will be issued with accrued interest from February 7, 2012.

Minimum Tender Denominations and Fractions	2012 notes must be tendered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. 2013 notes must be tendered in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. New notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If, under the terms of the exchange offer, a tendering holder would be entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward such principal amount of new notes to the nearest integral multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of new notes you will receive. We will pay to such tendering holder an amount in cash (rounded to the nearest $0.01 with half a cent being rounded upwards) on the Settlement Date for any fractional portion of new notes that such holder would otherwise be entitled to receive (the “Cash Rounding Amount”). Any such cash payment will be paid using cash on hand, which may include a portion of the proceeds of the Shelf Offering. We will not accept any old note that would result in the issuance of less than $2,000 principal amount of new notes, or integral multiples of $1,000 in excess thereof, to a tendering holder.

Early Participation Date	The Early Participation Date, which was previously scheduled to occur on February 16, 2012, is now scheduled for 12:00 midnight, New York City time, on March 2, 2012, unless we amend the date prior to the Expiration Date.

Expiration Date	12:00 midnight, New York City time, on March 2, 2012 (the “Expiration Date”), unless extended or earlier terminated by the Issuer. The Issuer may extend the Expiration Date for any reason in its sole and absolute discretion. If the Issuer decides to extend the Expiration Date, it will announce any extensions by press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the scheduled expiration of the exchange offer. See “The Exchange Offer—Expiration Date; Early Participation Date; Extensions; Amendments.”

Procedures for Tendering Old Notes	Holders of old notes desiring to accept the exchange offer must tender their notes either through DTC’s Automated Tender Offer Program (“ATOP”), and follow the procedures for book-entry transfer described under “The Exchange Offer—Procedures for Tendering Notes,” or by signing and returning the letter of transmittal, including all other documents required by the letter of transmittal. We do not intend to permit tenders of old notes by guaranteed delivery procedures. See “The Exchange Offer—Procedures for Tendering Notes.”

Withdrawal Rights	Holders may withdraw the old notes they have tendered at any time prior to 12:00 midnight, New York City time, on March 2, 2012, unless extended by us. See “The Exchange Offer—Withdrawal and Revocation Rights.”

Withdrawal of Tenders	You may withdraw the tender of your old notes at any time prior to the Expiration Date by submitting a withdrawal instruction to the Exchange Agent using the procedures of DTC’s ATOP system (as defined herein) and upon compliance with the other procedures described herein. See “The Exchange Offer—Procedures for Tendering Notes.”

Termination of the Exchange Offer	The Issuer reserves the right to terminate the exchange offer at any time prior to the completion of the exchange offer if any of the conditions under “The Exchange Offer—Conditions of the Exchange Offer” have not been satisfied, in its sole and absolute discretion. See “The Exchange Offer—Termination of the Exchange Offer.”

Acceptance of Old Notes and Delivery of Exchange Offer Consideration or Total Exchange Offer Consideration	If the registration statement of which this prospectus is a part is declared effective by the SEC and the exchange offer is completed, the Issuer will, subject to the terms and conditions described in this prospectus, accept all old notes that are validly tendered and not validly withdrawn prior to the Expiration Date. The Exchange Offer Consideration or the Total Exchange Offer Consideration, as applicable, will be delivered promptly after the Expiration Date (such date, the “Settlement Date”). See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of Exchange Consideration or Total Exchange Consideration.”

Use of Proceeds	The Issuer will not receive any proceeds from the exchange offer.

Federal Income Tax Consequences	For a discussion of the material U.S. federal income tax consequences that should be considered in evaluating the exchange offer, see “U.S. Federal Income Tax Considerations.”

Dealer Managers	Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. are the dealer managers (the “Dealer Managers”) for the exchange offer. The Dealer Managers are not making any recommendation or issuing a report as to the fairness of the exchange offer.

Exchange Agent and Information Agent	D.F. King & Co., Inc. is the exchange agent (the “Exchange Agent”) and the information agent the (“Information Agent”) for the exchange offer.

Fees and Expenses	The Issuer will pay all fees and expenses it incurs in connection with the exchange offer. See “The Exchange Offer—Fees and Expenses.”

Regulatory Approvals	We are not aware of any material regulatory approvals necessary to complete this offer. However the Issuer may not complete this exchange offer until the registration statement, of which this prospectus is a part, is declared effective by the SEC.

Consequences of Failure to Tender	Holders who do not tender their old notes pursuant to this offer will have no appraisal rights under applicable state law or otherwise.

Although old notes not exchanged in the exchange offer will remain outstanding following consummation of the exchange offer, the exchange of old notes in the exchange offer may result in a smaller trading market for the remaining outstanding principal amount of such old notes, which may cause the market for such old notes to be less liquid and more sporadic, and market prices for such old notes may fluctuate significantly depending on the volume of trading in such old notes. For a description of the consequences of failing to exchange your old notes pursuant to the exchange offer, see “Risk Factors—Risk to Holders of Old Notes that are Not Tendered or Not Accepted for Exchange” and “The Exchange Offer—Consequences of Failure to Tender Old Notes.”

Questions	If you have any questions regarding the terms of the exchange offer, please contact the Dealer Managers. If you have questions regarding the procedures for tendering old notes in the exchange offer, please contact the information agent. The contact information for the Dealer Managers and the information agent is located on the back cover of this prospectus.

For certain risks you should consider in evaluating this exchange offer, see “Risk Factors” beginning on page 11.

The New Notes

The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read this prospectus before making an investment in the new notes.

Issuer	Toll Brothers Finance Corp. (“Toll Brothers Finance”)

Notes Offered	Up to $300 million aggregate principal amount of 5.875% Senior Notes due 2022

Maturity Date	February 15, 2022

Interest Payment Date	Every February 15 and August 15 beginning on August 15, 2012

Further Issues	On February 7, 2012, the Issuer announced the issuance (the “Shelf Offering”) of $300 million aggregate principal amount of its 5.875% Senior Notes due 2022, which notes are guaranteed by the Guarantors. The new notes offered in the exchange offer will form part of the same series as the securities offered in the Shelf Offering. The completion of the Shelf Offering on February 7, 2012, satisfies one of the conditions to the exchange offer.

We reserve the right, from time to time without the consent of holders of new notes, to issue additional new Notes on terms and conditions identical to those of the new Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the new notes offered hereby.

Optional Redemption	Prior to the date that is three months from the maturity date of the new notes, Toll Brothers Finance may redeem any or all of the new notes at any time at a redemption price equal to the greater of (a) 100% of the principal amount of the new notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the new notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate with respect to the applicable redemption date plus 50 basis points, plus, in each case, accrued and unpaid interest on the new notes to the redemption date. On or after such date, the new notes will be redeemable, in whole at any time or in part from time to time, at our option at par plus accrued and unpaid interest thereon to the redemption date.

Guarantees	Payment of principal and interest on the new notes will be fully and unconditionally guaranteed on a joint and several basis by Toll Brothers, Inc. and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility. The guarantees of the subsidiary guarantors will be subject to the subsidiary guarantors’ customary release provisions.

Ranking	The new notes are general obligations and will not be secured by any collateral. Your right to payment under the new notes will be:

•	effectively subordinated to the rights of any future secured creditors of the Issuer;

•

equal with all of the Issuer’s unsecured and unsubordinated indebtedness, including, without limitation, any of the old notes not tendered in this exchange offer, its approximately $268 million aggregate principal amount of 4.95% Senior Notes due 2014, its $300 million aggregate principal amount of 5.15% Senior Notes due 2015, its $400 million aggregate principal amount of 8.910% Senior Notes due 2017, its $250 million aggregate principal amount of 6.750% Senior Notes due 2019, its $300 million aggregate principal amount of 5.875% Senior Notes due 2022 issued pursuant to the Shelf Offering and any indebtedness arising from its guarantee of the $885 million revolving credit facility of First Huntingdon Finance Corp. At October 31, 2011, the aggregate outstanding principal and accrued interest of the Issuer’s unsecured and unsubordinated indebtedness was approximately $1.5 billion; and

•	senior to the rights of creditors of the Issuer under existing and future debt that is expressly subordinated to the new notes.

The guarantee of the new notes of each of the guarantors will also not be secured by any collateral. Your right to payment under any guarantee will be:

•

effectively subordinated to the rights of secured creditors of all of the guarantors, to the extent of their security in the guarantors’ assets. At October 31, 2011, the guarantors had approximately $62.0 million aggregate principal amount of secured indebtedness outstanding comprised principally of indebtedness secured by purchase money mortgages on some of their respective real property for borrowed money;

•

structurally subordinated to the prior claims of creditors, including trade creditors, of the subsidiaries of the Company that are not guarantors of the new notes, the aggregate amount of which claims was approximately $291.5 million at October 31, 2011;

•

equal with the rights of creditors under the guarantors’ other existing and future unsecured and unsubordinated indebtedness including, without limitation, each guarantor’s guarantee of any old notes not tendered in this exchange offer, the Issuer’s 4.95% Senior Notes due 2014, its 5.15% Senior Notes due 2015, its 8.910% Senior Notes due 2017, its 6.750% Senior Notes due 2019, its 5.875% Senior Notes due 2022 to be issued pursuant to the Shelf Offering and the revolving credit facility of First Huntingdon Finance Corp., an indirect, 100% owned subsidiary of the Company. As of October 31, 2011, the aggregate outstanding principal and interest of unsecured and unsubordinated indebtedness of the guarantors was approximately $1.5 billion; and

•	senior to the rights of creditors under the guarantors’ existing and future debt that is expressly subordinated to the guarantee.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things, will limit the ability of the Issuer, the Company and some of the Company’s subsidiaries to:

•	issue, assume or guarantee certain additional secured indebtedness; and

•	engage in sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications. See “Description of the New Notes.”

Change of Control Repurchase Event	Upon the occurrence of both a change of control and a below investment grade rating event (each as defined in “Description of the New Notes”), we will make an offer to each holder to repurchase all or any part of that holder’s new notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such new notes.

No Limit on Debt	Except as noted above under “— Certain Covenants,” the indenture governing the new notes does not limit the amount of debt that we may issue.

At October 31, 2011, each of the Issuer, the Company and the other guarantors of the new notes is a guarantor of the $885 million revolving credit facility of First Huntingdon Finance Corp., a 100% owned, indirect subsidiary of the Company. At October 31, 2011, we had no outstanding borrowings against the revolving credit facility but had letters of credit of approximately $100.3 million outstanding under it.

At October 31, 2011, the Issuer had outstanding $1.5 billion in senior notes, guaranteed, on a senior basis, by the Company and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility.

Use of Proceeds	We will not receive any cash proceeds from the offering of the new notes.

Listing	We currently do not intend to list the new notes on any securities exchange, and there is currently no market for the new notes

Risk Factors	See “Risk Factors” and all other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the new notes.

For additional information regarding the new notes, please read “Description of the New Notes” in this prospectus.

RISK FACTORS

You should carefully consider the risks described below, in the section titled “Risk Factors” in our Annual Report on Form 10-K and elsewhere in our reports filed with the SEC and incorporated by reference herein before making an investment decision. Our results of operations, financial condition and business prospects could be harmed by any of these risks. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

Risks Related to Participation in the Exchange Offer

The consideration applicable to the exchange offer does not reflect any independent valuation of the old notes or the new notes.

We have not obtained or requested a fairness opinion from any banking or other firm as to the fairness to eligible holders of the consideration applicable to the exchange offer or the relative values of the old notes. If you tender your old notes for exchange, you may or may not receive more or as much value as you would receive if you chose to keep them.

As the new notes have a later maturity than the old notes, a holder who exchanges their old notes for new notes may ultimately find that we are able to repay the old notes remaining outstanding following completion of the exchange offer when they mature, but are unable to repay or refinance the new notes when they mature.

The new notes that you are being offered have a later maturity than the old notes that you presently own and, if you decide to tender old notes, you will be exposed to our credit risk for a longer period of time than if you did not tender old notes. There can be no assurance that tendering holders of old notes will not be adversely affected by the extension of maturity resulting from exchanging old notes for new notes.

Upon consummation of the exchange offer, holders who exchange their old notes will lose their rights under the old notes.

If you tender your old notes pursuant to the exchange offer and your old notes are accepted pursuant to the exchange offer, you will be giving up all of your rights as a noteholder, including, without limitation, rights to future payment of principal and interest on the old notes.

Neither the board of directors of the Issuer nor the board of directors of the Company has made a recommendation with regard to whether or not you should tender your old notes in the exchange offer and neither the Issuer nor the Company has obtained a third-party determination that the exchange offer is fair to the holders of the old notes.

Neither the board of directors of the Issuer nor the board of directors of the Company is making a recommendation as to whether holders of the old notes should exchange their old notes pursuant to the exchange offer. Neither the Issuer nor the Company has retained and does not intend to retain any unaffiliated representative to act solely on behalf of the holders of the old notes for purposes of negotiating the terms of this offer and/or preparing a report concerning the fairness of this offer to the holders of the old notes.

The exchange offer may be cancelled or delayed.

The Issuer has the right to terminate or withdraw at its sole discretion the exchange offer at any time and for any reason, including if any condition to the exchange offer is not satisfied prior to the Expiration Date. Even if the exchange offer is consummated, it may not be consummated on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive the Exchange Consideration or the Total Exchange Consideration, as applicable, (or to have their old notes returned to them in the event the Issuer terminates the exchange offer), during which time such holders will not be able to effect transfers or sales of their old notes.

Risks to Holders of Old Notes that are Not Tendered or Not Accepted for Exchange

The liquidity of any trading market that currently exists for the old notes may be adversely affected by the exchange offer and holders of the old notes who fail to tender their old Notes may find it more difficult to sell their old notes.

If a significant percentage of the old notes are exchanged in the exchange offer, the liquidity of the trading market for the old notes, if any, after the completion of the exchange offer may be substantially reduced. Any old notes exchanged will reduce the aggregate principal amount of old notes outstanding. As a result, the old notes may trade at a discount to the price at which they would trade if the exchange offer were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. The smaller outstanding aggregate principal amount of the old notes may also make the trading prices of the old notes more volatile. We cannot assure you that an active market in the old notes will exist or be maintained and we cannot assure you as to the prices at which the old notes may be traded if the exchange offer is consummated.

The Issuer expressly reserves the right to purchase any old notes that remain outstanding after the Expiration Date.

The Issuer expressly reserves the absolute right, in its sole discretion, from time to time to purchase any old notes that remain outstanding after the Expiration Date through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise, on terms that may differ from this exchange offer and could be for cash or other consideration, or to exercise any of its rights under the indenture that governs the 2012 notes or the 2013 notes, as applicable.

Risks Related to the New Notes

Upon completion of this offering, we will have a significant amount of indebtedness and will require a substantial amount of cash to service our indebtedness, including the new notes. Our ability to generate cash depends on many factors beyond our control.

At October 31, 2011, assuming we had completed the Shelf Offering and this offering at that date, we would have had approximately $1.97 billion of debt (including the notes) outstanding. Subject to certain conditions, the terms of the indenture under which the new notes will be issued and our other existing debt instruments do not prohibit us or our subsidiaries from incurring additional indebtedness.

Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in a business that is substantially affected by changes in economic cycles and is currently in an extended period of slowdown. Our results of operations vary with the level of general economic activity in the markets we serve. Financial, political, business and other factors, many of which are beyond our control, also could affect our business.

Our annual debt service obligations vary from year to year, principally due to the varying maturities of our indebtedness. In addition, changes in prevailing interest rates affect our annual debt service obligations because borrowings under our bank revolving credit facility bear interest at floating rates. Higher interest rates would have the effect of increasing our debt service obligations and may also affect the desire or ability of customers to buy our houses. We cannot be certain that our cash flow will be sufficient to allow us to pay the principal and interest on our debt, including the new notes, and meet our other obligations. If we do not have enough funds, we may be required to refinance all or part of our existing debt, including the new notes, sell assets, borrow additional funds or issue equity. We may not be able to refinance our debt, sell assets, borrow additional funds or issue equity on terms acceptable to us, if at all.

The new notes are subordinated to any future secured debt of the Issuer and are effectively subordinated to the secured debt of the Company and the other guarantors.

The new notes will not be secured by any of our assets and will be subordinated in right of payment to future secured debt of the Issuer. In addition, the notes will be effectively subordinated in right of payment to existing and future secured debt of the Company and the subsidiary guarantors, including the obligations of the subsidiary guarantors under various purchase money mortgages. Accordingly, in the event of bankruptcy of the Issuer, the Company or a subsidiary guarantor, or upon a default in payment on, or the acceleration of, any secured debt, the assets of the Issuer, the Company and the subsidiary guarantors that secure such debt will be available to pay obligations on the new notes only after all secured debt has been paid in full. At October 31, 2011, the Issuer, the Company and the subsidiary guarantors had approximately $62.0 million of secured indebtedness outstanding. Subject to certain limits in the indenture under which the new notes will be issued and our other existing debt instruments, we will be able to incur additional secured debt.

The notes will be structurally subordinated to indebtedness of our non-guarantor subsidiaries.

The new notes will be structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries.

At October 31, 2011, the Company’s non-guarantor subsidiaries had $291.5 million of outstanding liabilities, including trade payables. In addition, the indenture under which the new notes will be issued will, subject to certain limitations, permit these subsidiaries to incur additional indebtedness.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

Although you will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate that guarantor’s guarantee under the fraudulent conveyance laws if they were successful in establishing that:

•	the guarantee was incurred with fraudulent intent; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

•	was insolvent at the time of the guarantee;

•	was rendered insolvent by reason of the guarantee;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company’s property at a fair valuation, or

•	if the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was “insolvent” as of the date its guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any guarantors were insolvent on that date. The subsidiary guarantees could be subject to the claim that, since the guarantees were incurred for the benefit of the Issuer and the Company and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

We may not be able to repurchase the new notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event (as defined in “Description of the New Notes”), each holder of new notes will have the right to require us to repurchase all or any part of such holder’s new notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control repurchase event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the new notes. Our failure to repurchase the new notes as required under the indenture governing the new notes would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the new notes. See “Description of the New Notes—Change of Control Repurchase Event.”

The terms of the indenture and the notes provide only limited protection against significant corporate events that could affect adversely your investment in the notes.

While the indenture and the new notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the new notes. As described under “Description of the New Notes—Change of Control Repurchase Event,” upon the occurrence of a change of control repurchase event, holders are entitled to require us to repurchase their new notes at 101% of their principal amount. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that negatively could affect the value of your new notes. If we were to enter into a significant corporate transaction that negatively affects the value of the new notes, but would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment.

If an active trading market for the new notes does not develop, you may not be able to resell them.

The new notes are a new issue of securities for which there currently is no trading market. As a result, we cannot provide any assurances that a trading market for the new notes will ever develop or be maintained. Further, we can make no assurances as to the liquidity of any market that may develop for the new notes, your ability to sell your new notes or the price at which you will be able to sell your new notes. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the condition of the industry in which we operate generally, the then-current ratings assigned to the new notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the new notes for an indefinite period of time. We do not intend to apply for listing or quotation of the new notes on any securities exchange or automated quotation system, respectively.

USE OF PROCEEDS

We will not receive any proceeds from the exchange of the new notes for the old notes pursuant to the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Twelve months ended October 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	1.25	(1)	(1)	(1)	(1)

(1)	For the twelve-month periods ended October 31, 2011, 2010, 2009, and 2008, our earnings were not sufficient to cover fixed charges by approximately $63.8 million, $125.2 million, $517.8 million and $493.8 million, respectively.

The ratio of earnings to fixed charges is computed by dividing our earnings, which consist of (loss) income before income taxes, interest expense, amortization of debt issuance costs and rent expense by our fixed charges, which consist of interest incurred, amortization of debt issuance costs and rent expense.

CAPITALIZATION

The following table sets forth as of October 31, 2011:

•	Our actual capitalization; and

•	Our capitalization on an as adjusted basis, giving effect to the issuance of the notes under the Shelf Offering, the new notes offered hereby and the successful consummation of this exchange offer.

	As of October 31, 2011
	Actual	As Adjusted
	(Unaudited)
	Amounts in thousands
Debt:
Revolving Credit Facility	$—	$—
Other Loans payable	106,556	106,556
6.875% Senior Notes due November 15, 2012	139,776	—
5.95% Senior Notes due September 15, 2013	141,635	—
4.95% Senior Notes due March 15, 2014	267,960	267,960
5.15% Senior Notes due May 15, 2015	300,000	300,000
8.910% Senior Notes due October 15, 2017	400,000	400,000
6.750% Senior Notes due November 1, 2019	250,000	250,000
5.875% Senior Notes due February 15, 2022	—	300,000
5.875% Senior Notes due 2022 issued in the exchange offer	—	288,105
Mortgage company warehouse loan	57,409	57,409

Total debt	1,663,336	1,970,030

Stockholders’ equity:
Preferred stock, none issued	—	—
Common stock, 400,000 shares authorized 168,675 shares issued	1,687	1,687
Additional paid-in capital	400,382	400,382
Retained Earnings	2,234,251	2,232,026
Treasury stock, at cost 2,946 shares	(47,065)	(47,065)
Accumulated other comprehensive loss	(2,902)	(2,902)

Total stockholder’s equity	2,586,353	2,584,128
Non-controlling interest	6,198	6,198

Total equity	2,592,551	2,590,326

Total capitalization	$4,249,689	$4,554,158

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The purpose of the exchange offer is to refinance our old notes in order to improve our debt maturity profile.

Terms of the Exchange Offer

The Issuer is offering, upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, to exchange any and all validly tendered (and not validly withdrawn) old notes for new notes. Holders of old notes will be eligible to receive the Total Exchange Consideration set forth under “—Total Exchange Consideration” below for old notes validly tendered on or before the Early Participation Date and not validly withdrawn. For old notes tendered after the Early Participation Date and before the Expiration Date, the holders of old notes will be eligible to receive the Exchange Consideration set forth under “—Exchange Consideration” below. The Total Exchange Consideration includes an Early Exchange Premium as an incentive for holders of old notes to tender their old notes on or before the Early Participation Date. In addition, holders whose old notes are accepted for exchange pursuant to the exchange offer will receive a cash payment representing accrued and unpaid interest on their old notes to, but not including, the Settlement Date.

2012 notes must be tendered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. 2013 notes must be tendered in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. New notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If, under the terms of the exchange offer, a tendering holder would be entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward such principal amount of new notes to the nearest integral multiple of $1,000 in excess thereof. In the event that a holder would otherwise be entitled to receive a new note in a principal amount of less than $1,000, such holder will receive a cash payment in relation to such fractional new note on the basis set forth below under “—Minimum Tender Denominations and Fractions” (the “Cash Rounding Amount”). We will not accept any old note that would result in the issuance of less than $2,000 principal amount of new notes, or integral multiples of $1,000 in excess thereof, to a tendering holder.

No alternative, conditional or contingent tenders will be accepted.

From time to time before or after the Expiration Date, we or our affiliates may acquire any old notes that are not tendered and accepted in the exchange offer or any new notes issued in the exchange offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine (or as may be provided for in the indentures governing the old notes and the new notes), which with respect to the old notes may be more or less than the consideration to be received by participating holders in the exchange offer and, in either case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

As of February 1, 2012, $139.8 million in aggregate principal amount of the 2012 notes and $141.6 million in aggregate principal amount of the 2013 notes was outstanding. As of the date of this prospectus, there is one registered holder of the old notes, Cede & Co., Inc., which holds the old notes for its participants. Only a holder of the old notes (or the holder’s legal representative or attorney-in-fact) may participate in the exchange offer.

The Issuer will accept old notes as validly tendered old notes when, as and if it has given oral or written notice of acceptance to the exchange agent. The Exchange Agent will act as agent for the tendering holders of old notes. If you are the record owner of your old notes and you tender your old notes directly to the Exchange Agent, you will not be obligated to pay any charges or expenses of the Exchange Agent or any brokerage commissions. If you own your old notes through a broker or other nominee, and your broker or nominee tenders the old notes on your behalf, they may charge you a fee for doing so. You should consult with your broker or nominee to determine whether any charges will apply. Except as set forth in the instructions to the letter of transmittal, transfer taxes, if any, on the exchange of old notes pursuant to the exchange offer will be paid by the Issuer.

None of the board of directors of the Issuer, the Company, the Dealer Managers, the information agent and the exchange agent has made a recommendation to any noteholder, and each is remaining neutral as to whether you should tender your old notes in the exchange offer. You must make your own investment decision with regards to the exchange offer based upon your own assessment of the market value of the old notes, your liquidity needs and your investment objectives.

Early Exchange Premium

We want to encourage holders of old notes to tender early. Accordingly, for each $1,000 principal amount of old notes validly tendered on or before the Early Participation Date and not validly withdrawn, holders of old notes will be eligible to receive the Total Exchange Consideration set out in the table below, which includes the Early Exchange Premium. For each $1,000 principal amount of old notes validly tendered after the Early Participation Date but prior to the Expiration Date, holders of old notes will be eligible to receive only the applicable Exchange Consideration set out in the table below.

Total Exchange Consideration

The Total Exchange Consideration will equal $1,000 times the Exchange Price of the relevant series of old notes divided by the Reopening Price of the new notes. The 2012 Exchange Price is $1,041.25. The 2013 Exchange Price is $1,062.50. The Reopening Price of the new notes is $1,027.50.

The Total Exchange Consideration for each $1,000 principal amount of old notes tendered on or before the Early Participation Date will equal:

•	in the case of the 2012 notes, $1,013.38 principal amount of our new notes; and

•	in the case of the 2013 notes, $1,034.06 principal amount of our new notes.

Exchange Consideration

The Exchange Consideration for each $1,000 principal amount of old notes tendered after the Early Participation Date and before the Expiration Date will equal:

•	in the case of the 2012 notes, $993.38 principal amount of our new notes; and

•	in the case of the 2013 notes, $1,014.06 principal amount of our new notes.

The following table sets forth the Exchange Price, Exchange Consideration, Early Exchange Premium and Total Exchange Consideration for old notes for which the new notes are being offered:

Title of Series/ CUSIP Number	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Price	Exchange Consideration(1)	Early Exchange Premium(1)	Total Exchange Consideration(1)(2)(3)
6.875% Senior Notes due 2012/88947EAA8	11/15/2012	$139.8 million	$1,041.25	$993.38 principal amount of new notes	$20 principal amount of new notes	$1,013.38 principal amount of new notes
5.95% Senior Notes due 2013/88947EAC4	09/15/2013	$141.6 million	$1,062.50	$1,014.06 principal amount of new notes	$20 principal amount of new notes	$1,034.06 principal amount of new notes

(1)	Per $1,000 principal amount of old notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Exchange Consideration, as applicable.

(2)	Includes Early Exchange Premium.
(3)	The Total Exchange Consideration will equal $1,000 times the Exchange Price of the old notes divided by a Reopening Price of $1,027.50.

In addition, holders whose old notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest from the last interest payment date on such old notes to, but not including, the Settlement Date, less the amount of accrued and unpaid interest on the new notes issued to such holders on the Settlement Date.

Minimum Tender Denominations and Fractions

2012 notes must be tendered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. 2013 notes must be tendered in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. New notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not accept old notes that would result in the issuance of less than $1,000 principal amount of new notes to a tendering holder. If, under the terms of the exchange offer, a tendering holder would be entitled to receive new notes in a principal amount that is not an integral multiple of $1,000, we will round downward such principal amount of new notes to the nearest integral multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of new notes you will receive. We will pay to such tendering holder an amount in cash (rounded to the nearest $0.01 with half a cent being rounded upwards) on the Settlement Date for any fractional portion of new notes that such holder would otherwise be entitled to receive.

Expiration Date; Early Participation Date; Extensions; Amendments

The Expiration Date of the exchange offer will be March 2, 2012 at 12:00 midnight, New York City time, unless the Issuer, in its sole and absolute discretion, extends the exchange offer, in which case the Expiration Date shall be the latest date and time to which the exchange offer is extended.

The Early Participation Date of the exchange offer, which was previously scheduled to occur on February 16, 2012, is now scheduled for March 2, 2012 at 12:00 midnight, New York City time, unless the Issuer, in its sole and absolute discretion, to extend the time and date with respect to the exchange offer, in which case the Early Participation Date means the latest time and date to which the early delivery period for the exchange offer is extended.

The Issuer expressly reserves the right in its sole and absolute discretion at any time and from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the Exchange Agent.

The prospectus, the letter of transmittal and other relevant materials are being mailed to record holders of old notes and furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the noteholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of old notes.

If the Issuer makes a material change in the terms of the exchange offer or the information concerning the exchange offer, or if it waives a material condition of the exchange offer, the Issuer will extend the exchange offer consistent with Rule 162 under the Securities Act and Rule 13e-4 under the Exchange Act, including extending the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change or waiver. The SEC has taken the position that the minimum period during which an offer must remain open following material changes in the terms of the exchange offer or information concerning the exchange offer (other than a change in price or a change of more than two percent in percentage of securities sought, for which an extension of ten business days is required) will depend upon the facts and circumstances, including the relative materiality of the terms or information. For purposes of the exchange offer, a “business day” means any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

The Issuer also expressly reserves the right (1) to delay acceptance for exchange due to an extension of the Expiration Date of any old notes tendered pursuant to the exchange offer, regardless of whether any such Notes were previously accepted for exchange and (2) at any time, or from time to time, to amend the exchange offer in any manner which would not adversely affect the holders of old notes. The Issuer’s reservation of the right to delay exchange of old notes that it has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder must pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of any offer. Any extension, delay in payment, or amendment will be followed as promptly as practicable by press release or public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which the Issuer may choose to make any public announcement, the Issuer will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service.

Termination of the Exchange Offer

The Issuer reserves the right to terminate the exchange offer at any time prior to the completion of the exchange offer if any of the conditions under “—Conditions of the Exchange Offer” have not been satisfied, in its sole and absolute discretion, and not accept any old notes for exchange.

Conditions of the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to exchange, old notes validly tendered (and not validly withdrawn) pursuant to the exchange offer, and may terminate, amend or extend the exchange offer, or delay or refrain from accepting for exchange, or exchanging, the old notes or transferring any offer consideration, if any of the following shall have occurred prior to 12:00 midnight on the Expiration Date: (i) the Shelf Offering, which closed as scheduled on February 7, 2012, has not been completed and $300 million aggregate principal amount of notes has not been issued pursuant thereto, (ii) the new notes issuable in the exchange offer are not fungible for U.S. federal income tax purposes with the new notes issued in the Shelf Offering and (iii) the registration statement of which this prospectus forms a part is not declared effective and a stop order suspending its effectiveness or a proceeding for that purpose is outstanding. The conditions set forth in this paragraph may not be waived by us. Condition (i) was satisfied on February 7, 2012.

The exchange offer and is also subject to the conditions that, at the time of the Expiration Date of the exchange offer (or at the time of the Settlement Date with respect to the first bullet below), none of the following shall have occurred and be continuing which, regardless of the circumstances, makes it impossible or inadvisable to proceed with the exchange offer:

•

there shall have been any action taken or threatened, or any action pending, by or before any local, state, federal or foreign government or governmental regulatory or administrative agency or authority or by any court or tribunal, domestic or foreign, or any statute, rule, regulation, judgment, order, stay, decree or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the exchange offer, that (a) following consultation with counsel, in our reasonable judgment, would directly or indirectly prohibit or prevent, or materially restrict or delay, consummation of the exchange offer, (b) in our reasonable judgment, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or (c) in our reasonable judgment, would materially impair the contemplated benefits of the exchange offer to us or be material to holders in deciding whether or not to accept the exchange offer;

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there shall have occurred: (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets; (b) any significant change in the price of the old notes; (c) a material impairment in the trading market for debt or equity securities generally; (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory); (e) a declaration of a national emergency, acts of terrorism involving the United States or commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the United States; (f) any limitation (whether or not mandatory) by any governmental or regulatory authority on, or any other event that, in the reasonable judgment of the Issuer and the Company, would materially and adversely affect the nature or extension of credit by banks or other financial institutions; (g) any significant change in United States currency exchange rates or a suspension of, or limitation on, the markets therefor (whether or not mandatory); or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, in our reasonable judgment, a material acceleration, escalation or worsening thereof;

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there shall have existed, following consultation with counsel, in our reasonable judgment, any actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which the Issuer or the Company is a party or by which it is bound) to the acceptance for exchange of, or payment for, any of the old notes; or

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the trustees shall have objected in any respect to or taken action that could, in our sole judgment, adversely affect the consummation of the exchange offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuer in the making of the exchange offer or the acceptance of, or payment for, some or all of the old notes pursuant to the exchange offer.

These conditions are for our benefit and may be asserted by us or, except or otherwise expressly provided, may be waived by us, including any action or inaction by us giving rise to any condition, or, except or otherwise expressly provided, may be waived by us, in whole or in part, at any time and from time to time, in our sole discretion. Other than with respect to the first bullet in the preceding paragraph, we must assert or waive any of these conditions before the time of the Expiration Date. Under the exchange offer, if any of these events occur, subject to the termination rights described above, we may (i) return old notes tendered thereunder to you, (ii) extend the exchange offer and retain all old notes tendered thereunder until the expiration of such extended offer, or (iii) amend the exchange offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any condition that may be waived, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of such amendments as may be required by applicable law.

Consequences of Failure to Tender Old Notes

The following considerations, in addition to the other information contained or incorporated by reference in the prospectus, should be considered carefully prior to determining whether or not to tender old notes.

Adverse Effects on Trading Markets for the Old Notes

There currently is a limited trading market for the old notes. To the extent that old notes are tendered and accepted for exchange in the exchange offer, the trading market for the remaining old notes are expected to be substantially reduced, with possible adverse effects on the liquidity of the old notes. A debt note with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt note with a greater float. Therefore, the market price for the old notes not tendered for purchase may be adversely affected to the extent that the principal amount of the old notes tendered pursuant to an exchange offer reduces the float. The reduced float may also tend to make the trading price of the remaining old notes more volatile. The extent of the markets for the old notes following consummation of the exchange offer will depend upon, among other things, the remaining outstanding principal amount of the old notes after the exchange offer, the number of Holders remaining at such time, and the interest in maintaining markets in the old notes on the part of securities firms.

Other Purchases of the Old Notes

From time to time after the expiration time, or after termination or withdrawal of the exchange offer, the Issuer, the Company or their respective affiliates may acquire any old notes that are not tendered pursuant to the exchange offer through open-market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as the Issuer or the Company may determine (or as may be provided in the indentures), which may be more or less than the price to be paid pursuant to the exchange offer and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Issuer, the Company or their respective affiliates will choose to pursue in the future.

Procedures for Tendering Notes

The tender of a noteholder’s old notes described below and the acceptance of tendered old notes by the Issuer will constitute a binding agreement between the tendering noteholder and the Issuer upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal. Except as described below, a noteholder who wishes to tender old notes must tender either through ATOP, and follow the procedures for book-entry transfer described below, or by signing and returning the letter of transmittal, including all other documents required by the letter of transmittal. We do not intend to permit tenders of old notes by guaranteed delivery procedures. All old notes not exchanged for the exchange consideration in response to the exchange offer will be returned to the tendering noteholders at our expense as promptly as practicable following the Expiration Date.

THE METHOD OF DELIVERY OF NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE NOTEHOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE NOTEHOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

To effectively tender old notes held through DTC, DTC participants should electronically transmit through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message (as defined below) to the Exchange Agent for its acceptance. Delivery of tendered outstanding old notes held through DTC must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth below. The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent which states that DTC has received an express acknowledgement from the DTC participant tendering old notes that such DTC participant has received and agrees to be bound by the terms of the exchange offer as set forth in this prospectus and the letter of transmittal and that we may enforce such agreement against such participant.

Delivery of the Agent’s Message by DTC may be done in lieu of execution and delivery of a letter of transmittal by the participant identified in the Agent’s Message. Accordingly, the letter of transmittal need not be completed by a holder tendering through ATOP.

The Exchange Agent will establish one or more accounts with respect to the outstanding old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of their outstanding old notes by causing DTC to transfer their outstanding old notes to the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. DTC will then send an Agent’s Message to the Exchange Agent. Although delivery of outstanding old notes may be effected through book-entry at DTC, the letter of transmittal, with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, plus, in any case, all other required documents, must be transmitted to and received by the Exchange Agent at one or more of its addresses set forth in this prospectus prior to 12:00 midnight, New York City time, on the Expiration Date.

Each signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed, unless the old notes surrendered for exchange with that letter of transmittal are tendered (1) by a registered holder of the old notes who has not completed either the box entitled “Special Exchange Instructions” or the box entitled “Special Delivery Instructions” in the letter of transmittal, or (2) for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, each known as an eligible institution. In the event that a signature on a letter of transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, the guarantee must be by an eligible institution. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must either (1) be endorsed by the registered holder, with the signature guaranteed by an eligible institution, or (2) be accompanied by a bond power, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature guaranteed by an eligible institution. The term “registered holder” as used in this paragraph with respect to the old notes means any person in whose name the old Notes are registered on the books of the registrar for the old notes.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange will be determined by the Issuer in its sole discretion. The Issuer’s determination will be final and binding. The Issuer and the Exchange Agent reserve the absolute right to reject any and all old notes not properly tendered and to reject any old notes the acceptance of which might, in the Issuer’s judgment or in the judgment of the Exchange Agent or their counsel, be unlawful. The Issuer and the Exchange Agent also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes either before or after the Expiration Date (including the right to waive the ineligibility of any noteholder who seeks to tender old notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions) by the Issuer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within the period of time the Issuer determines. The Issuer and the Exchange Agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give the notification. The Issuer will not deem old nNotes tendered until irregularities have been cured or waived.

If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, the signatory should so indicate when signing, and, unless waived by the Issuer, submit proper evidence of the person’s authority to so act, which evidence must be satisfactory to the Issuer in its sole discretion.

Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender directly, the beneficial owner must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in the beneficial owner’s name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

Acceptance of Notes for Exchange; Delivery of Exchange Consideration or Total Exchange Consideration

Upon satisfaction or waiver of all of the conditions to the exchange offer, and assuming the Issuer has not previously elected to terminate the exchange offer, the Issuer will accept any and all old notes that are properly tendered and not validly withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Issuer will pay the Exchange Consideration or the Total Exchange Consideration, as applicable, promptly after the Expiration Date. The Company will pay cash in lieu of delivering fractional bonds. For purposes of the exchange offer, the Issuer will be deemed to have accepted validly tendered old notes, when, as, and if the Issuer has given oral or written notice of its acceptance of the old notes to the Exchange Agent.

In all cases, the payment of the Exchange Consideration or the Total Exchange Consideration, as applicable, for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents (or of confirmation of a book-entry transfer of the old notes into the Exchange Agent’s account at a book-entry transfer facility and the receipt of an agent’s message). The Issuer reserves the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer (other than the conditions enumerated above under “—Conditions of the Exchange Offer ”). If any tendered old notes are not accepted for any reason, those unaccepted old notes will be returned without expense to the tendering noteholder thereof promptly after the expiration or termination of the exchange offer.

Compliance with “Short Tendering” Rule

It is a violation of Rule 14e-4 (promulgated under the Exchange Act) for a person, directly or indirectly, to tender old notes for his own account unless the person so tendering (a) has a net long position equal to or greater than the aggregate principal amount at maturity of the old notes being tendered and (b) will cause such old notes to be delivered in accordance with the terms of the exchange offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of old notes in the exchange offer under any of the procedures described above will constitute a binding agreement between the tendering holder and us with respect to the exchange offer upon the terms and subject to the conditions of the exchange offer, including the tendering holder’s acceptance of the terms and conditions of the exchange offer, as well as the tendering holder’s representation and warranty that (a) such holder has a net long position in the old notes being tendered pursuant to the exchange offer within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such old notes complies with Rule 14e-4.

Withdrawal and Revocation Rights

Tenders of the old notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address listed on the back cover page of this prospectus, at any time prior to 12:00 midnight, New York City time, on the Expiration Date. Any notice of withdrawal must (1) specify the name of the person having deposited the old notes to be withdrawn, (2) identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of the old notes, as applicable), and (3) be signed by the noteholder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered and must be guaranteed by an eligible institution. Any questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Issuer, in its sole and absolute discretion. The old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are withdrawn will be returned to the noteholder without cost to the noteholder as soon as practicable after withdrawal. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Notes” at any time on or prior to the Expiration Date.

Dealer Managers, Exchange Agent and Information Agent

The Company has selected Citigroup Global Markets Inc. (“Citigroup Global Markets”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and RBS Securities Inc. (“RBS”) to act as the dealer managers in connection with the exchange offer and D.F. King & Co., Inc. to act as the exchange and information agent, each of which will receive customary fees for its services. The Issuer has agreed to reimburse each of the Dealer Managers, the Exchange Agent and the Information Agent for its respective reasonable out-of-pocket expenses and to indemnify it against certain liabilities, including liabilities under federal securities laws and to contribute to payments that they may be required to make in respect thereof. No fees or commissions have been or will be paid by the Issuer to any broker, dealer or other person, other than the Dealer Managers, the Exchange Agent and the Information Agent in connection with the exchange offer.

Any holder that has questions concerning the terms of the exchange offer may contact the Dealer Managers at their addresses and telephone numbers set forth on the back cover of this prospectus. Questions and requests for assistance or additional copies of this prospectus may be directed to the Information Agent at its address and telephone number set forth on the back cover of this prospectus. Holders of old notes or new notes may also contact their broker, dealer, custodian bank, depository, trust company or other nominee for assistance concerning the exchange offer.

The Dealer Managers may contact holders of old notes or new notes, as applicable, regarding the exchange offer and may request brokers, dealers, custodian banks, depositories, trust companies and other nominees to forward this prospectus and related materials to beneficial owners of old notes. With respect to jurisdictions located outside of the United States, the exchange offer may be conducted through affiliates of the Dealer Managers that are registered and/or licensed to conduct the exchange offer in such jurisdictions. The customary mailing and handling expenses incurred by brokers, dealers, custodian banks, depositories, trust companies and other nominees forwarding material to their customers will be paid by us.

The Dealer Managers and their respective affiliates have provided from time to time, and may provide in the future, commercial banking and investment advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and expenses. The Dealer Managers are underwriters of the new notes issued in the Shelf Offering and they or certain of their affiliates are agents and lenders under First Huntingdon Finance Corp.’s revolving credit facility.

In the ordinary course of their businesses, the Dealer Managers or their affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in debt or equity securities issued or guaranteed by the Issuer, the Company and its subsidiaries and affiliates, including any of the old notes or new notes and, to the extent that the Dealer Managers or their affiliates own old notes during the exchange offer, they may tender such notes pursuant to the terms of the exchange offer. The Dealer Managers and their affiliates may from time to time in the future engage in future transactions with the Issuer, the Company and its subsidiaries and affiliates and provide services to them in the ordinary course of their respective businesses

In connection with this exchange offer or otherwise, the Dealer Managers may purchase and sell old notes or new notes in the open market. These transactions may include covering transactions and stabilizing transactions. Any of these transactions may have the effect of preventing or retarding a decline in the market prices of the old notes and/or the new notes. They may also cause the prices of the old notes and/or new notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The Dealer Managers may conduct these transactions in the over-the-counter market or otherwise. If the Dealer Managers commence any of these transactions, they may discontinue them at any time.

Fees and Expenses

Fees and expenses in connection with the exchange offer, if all outstanding amounts are tendered and accepted, are estimated to be approximately $2.23 million, including SEC filing fees and the fees of the Exchange agent, the Dealer Managers, the Information agent, the financial printer, counsel, accountants and other professionals.

Appraisal Rights

There are no dissenter’s rights or appraisal rights with respect to the exchange offer .

Regulatory Approvals

The Issuer may not complete the exchange offer until the registration statement, of which this prospectus is a part, is declared effective by the SEC. We are not aware of any other material regulatory approvals necessary to complete the exchange offer.

DESCRIPTION OF THE NEW NOTES

The new notes will be issued under an indenture (the “Base Indenture”), dated as of February 7, 2012, among Toll Brothers Finance, as issuer, the guarantors named therein, including Toll Brothers, Inc. (collectively, the “Guarantors”) and The Bank of New York Mellon as trustee (the “Trustee”), as amended and supplemented by the resolutions dated January 31, 2012 authorizing the Senior Notes (together with the Base Indenture, the “Indenture”). The statements under this caption relating to the new notes and the Indenture are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the new notes. This description of the new notes contains definitions of terms, including those defined under the caption “— Definitions.” Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture.

As used in this “Description of the New Notes” section, all references to “we,” “us,” “our” and all similar references are to Toll Brothers Finance. References to “Senior Notes” in this section are references to the 5.875% Senior Notes due 2022 offered hereby as well as the notes issued pursuant to the Shelf Offering referenced below under “Further Issues.”

General

The Senior Notes will mature on February 15, 2022. Interest on the Senior Notes will accrue at a rate of 5.875% per annum, will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually in arrears on each February 15 and August 15 (each an “Interest Payment Date”), commencing August 15, 2012. Interest will accrue from the date it was most recently paid. We will pay interest to the persons in whose names the Senior Notes are registered at the close of business on February 1 or August 1, as the case may be, before any Interest Payment Date. If any Interest Payment Date or maturity date of any of the Senior Notes is not a business day at any place of payment, then payment of principal, premium, if any, and interest need not be made at such place of payment on that date but may be made on the next succeeding business day at that place of payment, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or maturity date, as the case may be.

The Senior Notes will not be entitled to the benefit of any sinking fund provisions.

We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of The Depository Trust Company (“DTC”) and its participants in effect from time to time. DTC will act as the depositary for the global notes.

The Senior Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will initially be represented by one or more global notes in book-entry form. See “— Global Notes and Book Entry System.”

The principal of, premium, if any, and interest on the notes will be payable, and, subject to the restrictions on transfer described herein, the Senior Notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by us for the foregoing purposes will be the office of the Trustee. No service charge will be made for any registration of transfer or exchange of the Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture does not limit the amount of indebtedness that Toll Brothers Finance, Toll Brothers, Inc. or any of Toll Brothers, Inc.’s subsidiaries may issue. The Indenture provides only limited protection against significant corporate events that could adversely affect investments in the Senior Notes.

We expect that interests in the global notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in these interests will therefore be required by DTC to settle in immediately available funds.

We currently do not intend to list the Senior Notes on any securities exchange.

Ranking

The Senior Notes will be unsecured and unsubordinated obligations of Toll Brothers Finance. The Senior Notes will rank equally and ratably with the other unsecured and unsubordinated indebtedness of Toll Brothers Finance, including, without limitation, the approximately $140 million aggregate principal amount of 6.875% Senior Notes due 2012, the approximately $142 million aggregate principal amount of 5.95% Senior Notes due 2013, the approximately $268 million aggregate principal amount of 4.95% Senior Notes due 2014, the $300 million aggregate principal amount of 5.15% Senior Notes due 2015, the $400 million aggregate principal amount of 8.910% Senior Notes due 2017 and the $250 million aggregate principal amount of 6.750% Senior Notes due 2019, and any indebtedness arising from Toll Brothers Finance’s guarantee of the Revolving Credit Facility. If the anticipated Exchange Offer is consummated, the outstanding principal amounts of 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013 will be replaced by Senior Notes. As of October 31, 2011, the aggregate outstanding amount of unsecured and unsubordinated indebtedness of Toll Brothers Finance was approximately $1.5 billion.

Guarantees

Toll Brothers, Inc. conducts its operations through its subsidiaries and, therefore, it is primarily dependent on the earnings and cash flows of its subsidiaries to meet its debt service obligations. Any right Toll Brothers Finance, Toll Brothers, Inc. or Toll Brothers, Inc.’s creditors have to participate in the assets of any of Toll Brothers, Inc.’s subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. Accordingly, the Senior Notes will be structurally subordinated to the prior claims of creditors of Toll Brothers, Inc.’s subsidiaries other than Toll Brothers Finance. The Senior Notes will, however, have the benefit of the guarantees (each, a “Guarantee” and collectively, the “Guarantees”) from Toll Brothers, Inc. and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility. (each, a “Guarantor” and collectively, the “Guarantors”). The Senior Notes and the Guarantee of Toll Brothers, Inc. will be structurally subordinated to the prior claims of creditors of non-guarantor subsidiaries of Toll Brothers, Inc., including trade creditors, the aggregate amount of which, at October 31, 2011, was approximately $291.5 million.

Payment of principal of, premium, if any, and interest on the Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Guarantors. Each Guarantee will be a full and unconditional unsecured senior obligation of the Guarantor issuing such Guarantee, ranking equal in right of payment with all existing and future debt of the Guarantor that is pari passu with the Guarantee including, without limitation, any indebtedness arising from the Guarantor’s guarantees of Toll Brothers Finance’s 6.875% Senior Notes due 2012, 5.95% Senior Notes due 2013, 4.95% Senior Notes due 2014, 5.15% Senior Notes due 2015, 8.910% Senior Notes due 2017, 6.750% Senior Notes due 2019 and the Revolving Credit Facility. Each Guarantee from a Guarantor will be effectively subordinated to the secured debt of that Guarantor. At October 31, 2011, the Guarantors had approximately $62.0 million aggregate principal amount of such secured indebtedness, principally in the form of purchase money mortgages on certain of their respective real property.

The Indenture provides that, in the event any Guarantee would constitute or result in a fraudulent conveyance in violation of applicable federal law or other similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to certain collections from or payments made by or on behalf of any other Guarantor, permissible under the applicable federal law or other similar law.

Toll Brothers, Inc.’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or to make any funds available therefor, whether by dividends, loans or other payments, other than if and as expressly provided in the Guarantees. The payment of dividends and the making of loans and advances to Toll Brothers, Inc. by its subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The Indenture provides that any subsidiary of Toll Brothers, Inc. that provides a guarantee of the Bank Credit Facility will guarantee the Senior Notes. The Indenture further provides that any Guarantor other than Toll Brothers, Inc. may be released from its Guarantee so long as each of the following conditions is satisfied: (1) no Default or Event of Default exists or would result from release of such Guarantee, (2) the Guarantor being released has Consolidated Net Worth of less than 5% of Toll Brothers, Inc.’s Consolidated Net Worth as of the end of the most recent fiscal quarter, (3) the Guarantors released from their Guarantees in any year end period comprise in the aggregate less than 10% (or 15% if and to the extent necessary to permit the cure of a Default) of Toll Brothers, Inc.’s Consolidated Net Worth as of the end of the most recent fiscal quarter, (4) such release would not have a material adverse effect on the homebuilding business of Toll Brothers, Inc. and its subsidiaries and (5) the Guarantor is released from its guaranty(ees) under the Revolving Credit Facility. In addition, if there are no guarantors under the Revolving Credit Facility, Guarantors under the Indenture, other than Toll Brothers, Inc., will be released from their Guarantees.

Further Issues

On January 31, 2012, the Issuer announced the pricing of a shelf offering (the “Shelf Offering”) of $300 million aggregate principal amount of its 5.875% Senior Notes due 2022, which notes will be guaranteed by the Guarantors. The new notes offered in the exchange offer will form part of the same series securities offered in the Shelf Offering. Completion of the Shelf Offering, which is scheduled to close on February 7, 2012, is an unwaivable condition to the exchange offer.

We reserve the right, from time to time without the consent of holders of the Senior Notes, to issue additional Senior Notes on terms and conditions identical to those of the Senior Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Senior Notes offered hereby.

Nothing contained in this prospectus shall constitute an offering of the Senior Notes pursuant to the Shelf Offering.

Optional Redemption

Prior to November 15, 2021, we may, at our option, redeem the Senior Notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes being redeemed, and

•

the present value of the Remaining Scheduled Payments on the Senior Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points.

We will also pay accrued interest on the Senior Notes to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months

On and after November 15, 2021, the Senior Notes are redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date.

If money sufficient to pay the redemption price of and accrued interest on the Senior Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Senior Notes (or such portions thereof) called for redemption and such Senior Notes will cease to be outstanding.

In determining whether to redeem the Senior Notes, we will generally consider one or more of the following factors:

•	prevailing interest rates;

•	available cash; and

•	other business considerations.

“Comparable Treasury Issue” means, with respect to the Senior Notes, the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such price on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (A) Citigroup Global Markets Inc., Deutsche Bank Securities Inc. RBS Securities Inc. and SunTrust Robinson Humphrey Inc. (or their respective affiliates which are Primary Treasury Dealers), and any successor; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Senior Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Senior Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Certain Covenants

Restrictions on Secured Debt. The Indenture provides that Toll Brothers Finance and Toll Brothers, Inc. will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the Senior Notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt that is secured by:

(1) Security Interests in model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat or thereon;

(2) Security Interests in property at the time of its acquisition by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, including Capitalized Lease Obligations, which Security Interests secure obligations assumed by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, or in the property of a corporation or other entity at the time it is merged into or consolidated with Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects the property of Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary prior to such transaction);

(3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary;

(4) Security Interests incurred in connection with pollution control, industrial revenue, water, sewage or any similar item; and

(5) Security Interests securing Indebtedness of a Restricted Subsidiary owing to Toll Brothers Finance, Toll Brothers, Inc. or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by Toll Brothers, Inc. or Security Interests securing Toll Brothers Finance Indebtedness owing to a Guarantor.

Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding, in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

In addition, Toll Brothers Finance and the Guarantors may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Senior Notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) above and any Secured Debt in relation to which the Senior Notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Lease-back Transactions (as defined below) (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through (3) described under “Restrictions on Sale and Lease-back Transactions” have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit Toll Brothers Finance’s or any Guarantors’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Lease-Back Transactions. The Indenture provides that Toll Brothers Finance and Toll Brothers, Inc. will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-back Transaction, unless:

(1) notice is promptly given to the Trustee of the Sale and Lease-back Transaction;

(2) fair value is received by Toll Brothers Finance, Toll Brothers, Inc. or the relevant Restricted Subsidiary for the property sold (as determined in good faith by Toll Brothers, Inc. communicated in writing to the Trustee); and

(3) Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, within 365 days after the completion of the Sale and Lease-back Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds of such Sale and Lease-back Transaction:

•

to the redemption, repayment or retirement of (a) senior notes of any series under the Existing Indentures (including the cancellation by the Trustee of any senior notes of any series delivered by Toll Brothers Finance to the Trustee), (b) Indebtedness of ours that ranks equally with the Senior Notes, including under the Bank Credit Facility, or (c) Indebtedness of any Guarantor that ranks equally with the Guarantee of such Guarantor, and/or

•	to the purchase by Toll Brothers Finance, Toll Brothers, Inc. or any Restricted Subsidiary of property used in their respective trade or businesses.

This provision will not apply to a Sale and Lease-back Transaction that relates to a sale of a property that occurs within 180 days from the later of (x) the date of acquisition of the property by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, (y) the date of the completion of construction of that property or (z) the date of commencement of full operations on that property. In addition, Toll Brothers Finance and the Guarantors may, without complying with the above restrictions, enter into a Sale and Lease-back Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) described in “Restrictions on Secured Debt” above and any Secured Debt in relation to which the Senior Notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Lease-back Transactions (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through (3) above have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the Senior Notes as described above, we will make an offer to each holder of Senior Notes to repurchase all or any part (in amounts of $2,000 or in integral multiples of $1,000 in excess thereof) of that holder’s Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased plus any accrued and unpaid interest on the Senior Notes repurchased to the date of purchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Senior Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Senior Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Senior Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

1. accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to our offer;

2. deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered; and

3. deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Senior Notes being purchased by us.

The paying agent will promptly mail to each holder of Senior Notes properly tendered the purchase price for the Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered; provided that each new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the Senior Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

The term “below investment grade rating event” means the Senior Notes are rated below investment grade (defined below) by all three rating agencies on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the rating agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

The term “change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of Toll Brothers, Inc.’s voting stock (defined below), measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Toll Brothers Inc. becomes a wholly owned subsidiary of a holding company and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

The term “change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

The term “Fitch” means Fitch Ratings.

The term “investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB-or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency (defined below) or rating agencies selected by us.

The term “Moody’s” means Moody’s Investors Service, Inc.

The term “rating agency” means (1) each of Moody’s, Fitch and S&P; and (2) if any of Moody’s, Fitch or S&P ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available (for reasons outside of our control), a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s, Fitch or S&P, or all three, as the case may be.

The term “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The term “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Definitions

“Attributable Debt” means, with respect to a Sale and Lease-back Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding senior notes of all series issued by Toll Brothers Finance, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of us and the Guarantors under accounting principles generally accepted in the United States (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

“Consolidated Net Worth” of any person means the consolidated stockholders’ equity of the person determined in accordance with accounting principles generally accepted in the United States.

“Existing Indentures” means (1) the Indenture dated as of November 22, 2002, among Toll Brothers Finance, the guarantors named therein and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee, as amended and supplemented by the First Supplemental Indenture through the Seventeenth Supplemental Indenture and as further amended and supplemented and (2) the Indenture dated as of April 20, 2009, among Toll Brothers Finance, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended and supplemented by the resolutions dated as of April 20, 2009 authorizing the 8.910% Senior Notes due 2017 and the resolutions dated September 22, 2009 authorizing the 6.750% Senior Notes due 2019.

“Indebtedness” means (1) any liability of any person (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; (3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc., Toll Brothers Finance or any Restricted Subsidiary (other than the Restricted Subsidiary which holds title to the property) for any deficiency.

“Redeemable Capital Stock” means any capital stock of Toll Brothers Finance, Toll Brothers, Inc. or any subsidiary of Toll Brothers, Inc. that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the Senior Notes or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Guarantor other than Toll Brothers, Inc.

“Revolving Credit Facility” means the Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the Lenders named therein dated October 22, 2010, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise modified from time to time, including any agreement(s) extending the maturity of or refinancing or refunding all or any portion of the indebtedness or increasing the amount to be borrowed under such agreement(s) or any successor agreement(s), whether or not by or among the same parties.

“Sale and Lease-back Transaction” means a sale or transfer made by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary (except a sale or transfer made to Toll Brothers Finance, Toll Brothers, Inc. or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary for more than a three-year term.

“Secured Debt” means any Indebtedness which is secured by (1) a Security Interest in any of the property of Toll Brothers Finance, Toll Brothers, Inc. or any Restricted Subsidiary or (2) a Security Interest in shares of stock owned directly or indirectly by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary in a corporation or in equity interests owned by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in Toll Brothers, Inc.’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness, as such categories of assets are determined in accordance with accounting principles generally accepted in the United States. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Security Interests” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

“Significant Subsidiary” means any Subsidiary (1) whose revenues exceed 10% of Toll Brothers, Inc.’s total revenues, in each case for the most recent fiscal year, or (2) whose net worth exceeds 10% of Toll Brothers, Inc.’s total stockholders’ equity, in each case as of the end of the most recent fiscal year.

“Subsidiary” means any person of which Toll Brothers, Inc., at the time of determination by Toll Brothers, Inc., directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Consolidation, Merger and Sale of Assets

Neither Toll Brothers Finance nor any of the Guarantors will consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its assets to another person unless:

(1) such person is a corporation, in the case of Toll Brothers Finance or Toll Brothers, Inc., or any other legal entity in the case of any other Guarantor, organized under the laws of the United States of America or any state thereof;

(2) such person assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Toll Brothers Finance or such Guarantor, as the case may be, relating to the Senior Notes or, the Guarantee, as the case may be, and the Indenture; and

(3) immediately after the transaction no Default or Event of Default exists; provided that this clause (3) will not restrict or be applicable to a consolidation, merger, sale, assignment, transfer or lease of a Guarantor with or into Toll Brothers Finance, Toll Brothers, Inc. or another Subsidiary that is, or concurrently with the completion of such consolidation, merger, sale, assignment, transfer, or lease becomes, a Guarantor.

Upon any such consolidation, merger, sale, assignment or transfer (including any merger, sale, assignment, transfer or consolidation described in the proviso at the end of the immediately preceding clause), the successor corporation or legal entity, as applicable, will be substituted for Toll Brothers Finance or such Guarantor, as applicable, under the Indenture. The successor may then exercise every power and right of Toll Brothers Finance or such Guarantor, as applicable, under the Indenture, and Toll Brothers Finance or such Guarantor, as applicable, will be released from all of its respective liabilities and obligations in respect of the Senior Notes or the Guarantee, as applicable, and the Indenture. If Toll Brothers Finance or any Guarantor leases all or substantially all of its assets, the lessee will be the successor to Toll Brothers Finance or such Guarantor, as applicable, and may exercise every power and right of Toll Brothers Finance or such Guarantor, as the case may be, under the Indenture, but Toll Brothers Finance or such Guarantor, as the case may be, will not be released from its respective obligations to pay the principal of and premium, if any, and interest, if any, on the Senior Notes.

Events of Default

Each of the following is an Event of Default with respect to the Senior Notes under the Indenture:

(1) the failure by Toll Brothers Finance or a Guarantor to pay interest on the Senior Notes when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by Toll Brothers Finance or a Guarantor to pay the principal of the Senior Notes when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by Toll Brothers Finance, Toll Brothers, Inc. or any Guarantor which is a Significant Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Senior Notes, the Guarantees (as they relate to the Senior Notes) or the Indenture (as they relate to the Senior Notes), other than a failure specifically dealt with elsewhere in the Indenture, and such failure shall not have been remedied within 60 days after receipt of written notice of such failure by Toll Brothers Finance and Toll Brothers, Inc. from the Trustee or by Toll Brothers Finance, Toll Brothers, Inc. and the Trustee from the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes;

(4) any default under an instrument evidencing or securing any of Toll Brothers Finance’s Indebtedness or the Indebtedness of any Guarantor (other than Non-Recourse Indebtedness) aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity upon acceleration or otherwise;

(5) any Guarantee with respect to the Senior Notes by Toll Brothers, Inc. or a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by Toll Brothers, Inc. or such Guarantor or Toll Brothers Finance, as applicable, not to be, in full force and effect and enforceable in accordance with its terms (other than by reason of the termination of the Indenture or the release or discharge of any such Guarantee in accordance with the terms of the Indenture); provided, however, that if Toll Brothers, Inc. or such Guarantor or Toll Brothers Finance, as applicable, asserts in writing that such Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph if (A) such written assertion is accompanied by an opinion of counsel of each of Toll Brothers Finance, Toll Brothers, Inc. and such Guarantor to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (B) each of Toll Brothers Finance and Toll Brothers, Inc. delivers an officers’ certificate to the effect that Toll Brothers, Inc., such Guarantor or Toll Brothers Finance, as applicable, represents that such defect or defects shall be so remedied within such 10-day period, and (C) such defect or defects are in fact so remedied within such 10-day period; and

(6) certain events of bankruptcy, insolvency or reorganization involving us, Toll Brothers, Inc. or any Significant Subsidiary.

We may cure any Event of Default that relates exclusively to a Guarantor other than Toll Brothers, Inc. to the extent such Guarantor is released from its Guarantee to the extent permitted by the provisions of the Indenture.

The Indenture provides that if an Event of Default (other than an Event of Default described in clause (6) above) shall have occurred and be continuing, either the Trustee by notice to Toll Brothers Finance and Toll Brothers, Inc., or the holders of at least 25% in aggregate principal amount of Senior Notes then outstanding by notice to Toll Brothers Finance, Toll Brothers, Inc. and the Trustee, may declare the principal amount of all the Senior Notes and interest, if any, accrued thereon to be due and payable immediately. If an Event of Default with respect to Toll Brothers Finance, Toll Brothers, Inc. or any Significant Subsidiary specified in clause (6) above occurs, all amounts due and payable on the Senior Notes will become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee, Toll Brothers Finance, Toll Brothers, Inc. or any holder. Holders of a majority in principal amount of the then outstanding Senior Notes may rescind an acceleration with respect to the Senior Notes and its consequence (except an acceleration due to nonpayment of principal or interest on the Senior Notes) if the rescission would not conflict with any judgment or decree and if all past Events of Default have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

The Trustee, subject to the duty of the Trustee during default to act with the required standard of care, will be entitled to be indemnified by the holders of the Senior Notes before proceeding to exercise any right or power under the Indenture at the request of the holders of the Senior Notes. The Indenture also provides that the holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

No holder of Senior Notes will have any right to institute any proceeding with respect to the Indenture or pursue any remedy thereunder, unless: (1) the holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, (2) the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes shall have made written request, and offered indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee to pursue the remedy, (3) the Trustee shall have failed to comply with the request for 60 days after its receipt of such notice and offer of indemnity and (4) no written request inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding Senior Notes under the Indenture. However, any right of a holder of Senior Notes to receive payment of the principal of and any interest on the Senior Notes on or after the dates expressed in the Senior Notes or to bring suit for the enforcement of any such payment on or after such dates shall be absolute and unconditional and shall not be impaired or affected without the consent of such holder.

The Indenture contains a covenant that Toll Brothers Finance and Toll Brothers, Inc. each will file with the Trustee within 120 days after the end of their respective fiscal years, a certificate as to the absence of any Default or specifying any Default that exists.

Modification and Waiver

Toll Brothers Finance and the Trustee, with the written consent of the holders of at least a majority of the principal amount of the outstanding Senior Notes affected by the amendment, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Senior Notes, except that no such supplemental indenture may, without the consent of the holder of each outstanding Senior Note affected by the supplemental indenture, among other things:

(1) change the final maturity of the Senior Notes, or reduce the rate or extend the time of payment of interest on the Senior Notes, or reduce the principal amount of the Senior Notes, or impair the right to institute suit for payment of the Senior Notes;

(2) reduce the percentage of Senior Notes, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults under the Indenture and their consequences provided in the Indenture or any other covenant or provision;

(3) modify any of the provisions regarding the modification of the Indenture, waivers of past Defaults or Events of Default in the payment of principal of, premium if any, or interest on any of the Senior Notes and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Notes affected thereby;

(4) alter the provisions (including related definitions) with respect to redemption of Senior Notes or Toll Brothers Finance’s duty to offer to purchase or redeem such Senior Notes pursuant to the resolutions authorizing the Senior Notes or the Indenture;

(5) modify the ranking or priority of the Senior Notes or the related Guarantees in a manner adverse to the holders of Senior Notes; or

(6) make any Senior Note payable at a place or in money other than that stated in the Senior Note.

The holders of a majority in principal amount of the outstanding Senior Notes may, on behalf of the holders of all Senior Notes, waive any past Default under the Indenture relating to the Senior Notes without notice to any holder. However, without the consent of the holders of the Senior Notes affected, no amendment, supplement or waiver, including any waiver of past Defaults as permitted in the Indenture, will effect any of the actions contemplated by the immediately preceding clauses (1) through (6). Each series of debt securities issued under the Indenture will vote as a separate class.

Neither our Board of Directors nor the Board of Directors of any Guarantor has the power to waive any of the covenants of the Indenture including those relating to consolidation, merger or sale of assets.

We and the Trustee may modify or amend provisions of the Indenture, the Guarantees or the Senior Notes without notice to or the consent of any holder of for any of the following purposes:

(1) to evidence the succession of another person to Toll Brothers Finance or any Guarantor under the Indenture, the Guarantees or the notes, respectively;

(2) to add to our covenants or the covenants of any Guarantor for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon us or such Guarantor by the Indenture;

(3) to add Events of Default for the benefit of the holders of the Senior Notes;

(4) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Senior Notes;

(5) to secure any Senior Notes or Guarantees under the Indenture;

(6) to establish the form or terms of the senior notes or Guarantees of any new series;

(7) to add Guarantors;

(8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(9) to close the Indenture to authentication and delivery of additional series of senior notes;

(10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Senior Notes, provided that such action shall not adversely affect the rights of the holders of the Senior Notes;

(11) to remove a Guarantor with respect to any Senior Notes which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee;

(12) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of the Senior Notes;

(13) to provide that specific provisions of the Indenture will not apply to a series not previously issued under the Indenture;

(14) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; and

(15) to make any other change that does not adversely affect the interests of holders of the Senior Notes.

Defeasance Provisions

Defeasance and Discharge. The Indenture provides that we will be discharged from any and all obligations with respect to the outstanding Senior Notes (except for certain obligations to register the transfer or exchange of the Senior Notes, replace stolen, lost, destroyed or mutilated Senior Notes, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on, and any mandatory sinking fund payments with respect to, the outstanding Senior Notes on the stated maturity date of the payments in accordance with the terms of the Indenture and the Senior Notes. This type of discharge may only occur if we deliver to the Trustee an opinion of counsel to the effect that there has been a change in applicable federal income tax law or we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In order to be discharged the deposit of cash in U.S. Dollars and/or U.S. government obligations will not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance, Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the Senior Notes has occurred and is continuing on the date cash in U.S. Dollars and/or U.S. government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. The term “government obligations” means securities of the government which issued the currency in which the Senior Notes are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government.

Defeasance of Certain Covenants. The Indenture also provides that we may omit to comply with certain covenants described above under “Certain Covenants” and “Consolidation, Merger and Sale of Assets” with respect to the Senior Notes if we comply with the following conditions and the Senior Notes shall thereafter be deemed not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of the holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the Indenture. In order to exercise this option, we will be required to deposit with the Trustee money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the outstanding Senior Notes on the stated maturity date of the payments in accordance with the terms of the Indenture and the Senior Notes. In order to be discharged, the deposit of cash and/or government obligations must not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance, Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the Senior Notes has occurred and is continuing on the date cash and/or government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Senior Notes to recognize income, gain or loss for federal income tax purposes and that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the Indenture.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the Senior Notes and the Senior Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the senior notes of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the Senior Notes at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Governing Law

The Indenture, the Senior Notes and the Guarantees will be governed by the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon is the trustee under the Indenture pursuant to which the Senior Notes will be issued. The Bank of New York Mellon is also trustee under the indenture pursuant to which Toll Brothers Finance’s 8.910% Senior Notes due 2017 and 6.750% Senior Notes due 2019 were issued and, as successor to J.P. Morgan Trust Company, National Association, the successor to Bank One Trust Company, N.A., trustee under the indentures pursuant to which Toll Brothers Finance’s 6.875% Senior Notes due 2012, 5.95% Senior Notes due 2013, 4.95% Senior Notes due 2014 and 5.15% Senior Notes due 2015 were issued.

Global Notes and Book-Entry System

The Senior Notes will be issued in the form of one or more registered notes in global form, without interest coupons. Such global notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee under the Indenture pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

The descriptions of the operations and procedures of DTC set forth below are based on materials made available by DTC. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities for persons who have accounts with DTC (“participants”) and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include both U.S. and non- U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a participant (“indirect participants”). Investors who are not participants may beneficially own Senior Notes held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the Commission.

Upon the issuance of the global note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of the persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in the global note will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Senior Notes represented by a global note for all purposes under the Indenture and the Senior Notes. Except as set forth herein, owners of beneficial interests in a global note will not be entitled to have Senior Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of Senior Notes in definitive certificated form, and will not be considered holders of the Senior Notes for any purposes under the Indenture.

Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in a global note desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Payments of the principal of, premium, if any, and interest on a global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for such payments.

The Indenture provides that, if the Depository notifies us that it is unwilling or unable to continue as depository for the global notes or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days, or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Senior Notes, then we will issue certificated notes in exchange for the global note. In addition, we may at any time and in our sole discretion determine not to have the Senior Notes represented by a global note and, in such event, will issue certificated notes in exchange for the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of certificated notes equal in principal amount to its beneficial interest and to have the certificated notes registered in its name. We expect that instructions for registering the certificated notes would be based upon directions received from the Depository with respect to ownership of the beneficial interests in a global note.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Simpson Thacher & Bartlett LLP, subject to all qualifications, assumptions and limitations stated herein, the following are the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each term as defined below and in the aggregate referred to as “Holders”) of the exchange of old notes for the new notes pursuant to the exchange offer and the ownership and disposition of the new notes acquired in the exchange offer. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations promulgated under the Code, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not obtained, nor do we intend to obtain, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary assumes that the old notes are, and the new notes will be, held as capital assets within the meaning of Section 1221 of the Code. This summary does not address other U.S. federal tax laws (such as Medicare contribution tax laws and estate and gift tax laws) or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to a particular Holder’s circumstances or to Holders that may be subject to special tax rules, including, without limitation, Holders subject to the alternative minimum tax, banks, insurance companies or other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, U.S. Holders whose “functional currency” is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, partnerships or other pass-through entities for U.S. federal income tax purposes, Holders holding the old notes or the new notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, Holders deemed to sell the old notes or the new notes under the constructive sale provisions of the Code, or subsequent purchasers of the new notes.

For purposes of this discussion, a U.S. Holder is a beneficial owner of the old notes or the new notes that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if its administration is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of old notes or the new notes that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the old notes or the new notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the old notes or the new notes, you should consult your tax advisor regarding the tax consequences of the exchange offer and the ownership of the new notes.

This summary is for general information purposes only, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder. You are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws, as well as the application of non-income tax laws and the laws of any state, local or non-U.S. taxing jurisdiction, to your particular situation.

Qualified Reopening

If, as we believe will be the case, (i) the notes issued in the Shelf Offering are “publicly traded” for U.S. federal income tax purposes and (ii)(x) the new notes are not issued with original issue discount for U.S. federal income tax purposes or (y) on the date on which the price of the new notes is established (or, if earlier, the announcement date), the yield of the notes issued in the Shelf Offering (based on fair market value) is not more than 110% of their coupon rate, the new notes will be treated as having been issued in a “qualified reopening” of the notes issued in the Shelf Offering for U.S. federal income tax purposes. The following discussion assumes such conditions will be met and such treatment will be respected. Consequently, the new notes will be part of the same issue as the notes issued in the Shelf Offering, and will have the same issue date and the same issue price as those notes. The issue price of the notes issued in the Shelf Offering will be the first price at which a substantial amount of those notes is sold for cash (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

Tax Consequences to U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder that exchanges old notes for the new notes in the exchange offer.

Tax Consequences of the Exchange

You will recognize gain or loss in full upon the exchange of old notes for the new notes unless the exchange qualifies as a recapitalization for U.S. federal income tax purposes. In order for the exchange to qualify as a recapitalization, the old notes and the new notes must both be treated as “securities” under the relevant provisions of the Code. Neither the Code nor the Treasury regulations define the term security. Whether a debt instrument is a security is based on all of the facts and circumstances, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. Each of the old notes had, and the new notes will have, an initial term of approximately ten years.

Accordingly, the old notes and the new notes should be treated as securities, and, thus, the exchange of the old notes for the new notes should be treated as a recapitalization for U.S. federal income tax purposes. Except as specifically noted below, the following discussion assumes such treatment will be respected. In a recapitalization, you may recognize gain (but not loss) on the exchange of the old notes for new notes. To the extent the principal amount of the new notes you receive (excluding any new notes attributable to accrued and unpaid interest on the old notes) exceeds the principal amount of the old notes surrendered, you will be treated as receiving “excess principal amount” in the exchange. Any gain recognized will equal the lesser of (i) the amount of gain realized on the exchange (computed in the manner described below with respect to the treatment of the exchange if it does not qualify as a recapitalization) and (ii) the fair market value of the excess principal amount plus any Cash Rounding Amount (excluding any amounts attributable to accrued and unpaid interest on the old notes). Subject to the discussion under “—Market Discount” below, the gain will be capital gain. Capital gain will be long-term capital gain if you held the old notes for more than one year prior to the date of the exchange. Long-term capital gain of non-corporate U.S. Holders (including individuals) may be taxed at preferential rates.

You will have a tax basis in the new notes (excluding any new notes attributable to accrued and unpaid interest on the old notes) equal to your adjusted tax basis in the old notes surrendered, increased by the gain recognized on the exchange. Your holding period for such new notes received will include your holding period for the old notes. Your tax basis in any new notes attributable to accrued and unpaid interest on the old notes will equal the amount of such accrued and unpaid interest, and you will begin a new holding period for such new notes.

There can be no assurance, however, that the IRS will not challenge the treatment of the exchange of old notes for new notes as a recapitalization. If any such challenge were to succeed, you would recognize gain or loss equal to the difference between the “issue price” of the new notes plus any Cash Rounding Amount received (excluding any amounts attributable to accrued and unpaid interest on the old notes) and your adjusted tax basis in the old notes. Your adjusted tax basis in the old notes will equal the amount paid therefor, increased by market discount, if any, previously included in income and reduced by any bond premium previously amortized. The issue price of the new notes should be equal to the issue price of the notes issued in the Shelf Offering, as described above under “Qualified Reopening.” As described below under “—Pre-Issuance Accrued Interest,” however, we also intend to treat the issue price of the new notes as having been reduced by the amount of pre-issuance accrued interest on the new notes in accordance with applicable Treasury regulations. Subject to the discussion under “—Market Discount” below, any gain or loss recognized in the exchange would be a capital gain or loss. Your tax basis in the new notes (excluding any new notes attributable to accrued and unpaid interest on the old notes) would equal the issue price of the new notes, and you would begin a new holding period for the new notes. Your tax basis in any new notes attributable to accrued and unpaid interest on the old notes would equal the amount of such accrued and unpaid interest,

If you hold old notes with differing tax bases and/or holding periods, the preceding rules must be applied separately to each identifiable block of old notes.

Regardless of whether the exchange of any old notes for the new notes qualifies as a recapitalization, the amount attributable to all accrued and unpaid interest on an old note will be includable in your gross income as interest income if such accrued interest had not been included previously in your gross income for U.S. federal income tax purposes.

Pre-Issuance Accrued Interest. If your old notes are accepted in the exchange offer you will receive payment in cash of the accrued and unpaid interest on such old notes to, but not including, the Settlement Date, less the amount of accrued and unpaid interest on the new notes issued to you on the Settlement Date (such accrued and unpaid interest on the new notes, “pre-issuance accrued interest”). Pre-issuance accrued interest will be included in the accrued interest to be paid on the new notes on the first interest payment date after the issuance of the new notes. In accordance with applicable Treasury regulations, for U.S. federal income tax purposes, we will treat the new notes as having been issued for a price that does not include any pre-issuance accrued interest. If the new notes are so treated, the portion of the first stated interest payment equal to the pre-issuance accrued interest will be deemed to be a non-taxable return of pre-issuance accrued interest and, accordingly will not be taxable as interest on the new notes.

Market Discount. You will be considered to have acquired an old note with “market discount” if the stated principal amount of such old note exceeded your initial tax basis for such old note by more than a de minimis amount. If your old notes were acquired with market discount, any gain recognized on the exchange of old notes for the new notes will be treated as ordinary income (and will not receive capital gain treatment) to the extent of the market discount accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes. In addition, if the exchange qualifies as a recapitalization (i) any accrued market discount on such old notes that was not previously included in income will generally carry over to the new notes and (ii) the new notes you receive would also be treated as acquired at a market discount (in addition to, and without duplication of, any market discount from clause (i)) if the stated principal amount of the new notes exceeds your initial tax basis for such new notes by more than a de minimis amount. U.S. Holders who acquired their old notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules of the Code to a tender of old notes pursuant to the exchange offer.

Tax Consequences of the Ownership of the New Notes

Payments of Interest. Interest on a new note will be taxed to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Market Discount. If your new note has market discount (see “Tax Consequences of the Exchange—Market Discount” above), under the market discount rules, you will be required to treat any gain on the sale, exchange or retirement of the new note as ordinary income to the extent of the market discount that is treated as having accrued on the new note at the time of the sale, exchange or retirement, and which you have not previously included in income.

In addition, if you are treated as having acquired new notes at a market discount, you may be required to defer, until the maturity of the new notes or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the new notes. Under certain circumstances, you may elect, on a debt instrument-by-debt instrument basis, to deduct the deferred interest expense in tax years prior to the year of disposition. You should consult your own tax advisor before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the new note unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rules described above regarding the treatment of gain to the extent of market discount and the deferral of interest deductions will not apply.

Amortizable Bond Premium. If your initial tax basis in the new notes is greater than their stated principal amount, you will be considered to have acquired the new notes with “amortizable bond premium.” You may elect to amortize the premium over the remaining term of the new notes on a constant yield method as an offset to interest when includible in income under your regular accounting method. However, because the new notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of premium that you may amortize with respect to a new note. You should consult your tax advisor about these special rules.

If you do not elect to amortize the premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the new notes. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by you on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. You should consult your tax advisor about this election.

Sale, Exchange or Retirement of the New Notes. Unless a non-recognition provision applies, you will recognize taxable gain or loss upon a sale, exchange or retirement of a new note in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less an amount equal to any accrued but unpaid stated interest, which will be taxed in the manner described above under “—Payments of Interest”) and (ii) your adjusted tax basis in the new note. Your adjusted tax basis in a new note will be your initial tax basis in the new note, increased by any market discount previously included in income, and reduced by any amortized bond premium.

Any gain or loss on the sale, exchange or retirement of a new note will be capital gain or loss (although all or a portion of any recognized gain could be subject to ordinary income treatment if there is any accrued market discount on the new note that has not been included in income at the time of the sale, exchange or retirement, as discussed above under “—Market Discount”) and will be long-term capital gain or loss if the new note has a holding period of more than one year at the time of the sale, exchange or retirement. If you are a non-corporate U.S. Holder (including an individual), long-term capital gains are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder that that exchanges old notes for the new notes in the exchange offer. For purposes of the following discussion, interest does not include any pre-issuance accrued interest excluded from the issue price of the new notes, as discussed above under “Tax Consequences to U.S. Holders—Tax Consequences of the Exchange—Pre-Issuance Accrued Interest.”

Tax Consequences of the Exchange

You will not be subject to tax on any gain recognized on the exchange of old notes for the new notes (determined as described above under “Tax Consequences to U.S. Holders—Tax Consequences of the Exchange”) unless:

•

the gain is effectively connected with the conduct of a trade or business in the United States by you (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), in which case the gain will be subject to tax as described below under “Tax Consequences of the Ownership of the New Notes—Effectively Connected Interest and Gain”; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of the exchange, and certain other conditions are met, in which case the gain (net of certain U.S. source capital losses) will be subject to a flat 30% tax, unless an applicable income tax treaty provides otherwise.

Any amounts received by you that are attributable to accrued and unpaid interest on the old notes will be treated in the same manner as described below under “Tax Consequences of the Ownership of the New Notes—Payments of Interest.”

Tax Consequences of the Ownership of the New Notes

Payments of Interest. U.S. federal withholding tax will not apply to any payment of interest on the new notes under the “portfolio interest rule,” provided that: (i) such interest is not effectively connected with the conduct of a trade or business in the United States by you; (ii) you do not actually or constructively own 10% or more of our voting stock; (iii) you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership; (iv) you are not a bank receiving interest on a loan agreement entered into in the ordinary course of your trade or business; and (v) you have provided a validly completed IRS Form W-8BEN (or other applicable form) establishing that you are not a United States person as defined under the Code (or you satisfy certain documentary evidence requirements for establishing that you are not a United States person).

If you cannot satisfy the requirements described above, payments of interest on the new notes made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us (or our paying agent) with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or (ii) IRS Form W-8ECI (or other applicable form) certifying that interest paid on the new notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange or Retirement of the New Notes. Any gain realized upon the sale, exchange or retirement of a new note will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business in the United States by you (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), in which case the gain will be subject to tax as described below under “—Effectively Connected Interest and Gain”; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that sale, exchange or retirement, and certain other conditions are met, in which case the gain (net of certain U.S. source capital losses) will be subject to a flat 30% tax, unless an applicable income tax treaty provides otherwise.

To the extent proceeds from the sale, exchange or retirement of a new note represent accrued and unpaid interest, you will be subject to U.S. federal income tax with respect to such accrued and unpaid interest in the same manner as described above under “—Payments of Interest.”

Effectively Connected Interest and Gain. If you are engaged in a trade or business in the United States and interest on, or gain realized upon the disposition of, the new notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), then you will be subject to U.S. federal income tax on that interest or gain on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax on interest, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a corporate Non-U.S. Holder, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest or gain, subject to adjustments.

Backup Withholding and Information Reporting

U.S. Holders

Information reporting requirements may apply to the exchange of old notes for the new notes, and such requirements will apply to payments of principal and interest on, or proceeds from a disposition (including a retirement or redemption) of, the new notes (unless, in each case, you are an exempt recipient such as a corporation).

Backup withholding may apply to the exchange of old notes for the new notes or any such payments described in the preceding paragraph if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

We must report to the IRS and to you the amount of paid to you with respect to the old notes or the new notes, and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

You will not be subject to backup withholding with respect to the exchange of old notes for the new notes or interest that we pay to you on the old notes or the new notes, provided that we (or our paying agent) do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and you have provided a validly completed IRS Form W-8BEN (or other applicable form) establishing that you are not a United States person (or you satisfy certain documentary evidence requirements for establishing that you are not a United States person).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the new notes made within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-Exchanging Holders

If you are a Holder of old notes that does not participate in the exchange offer, you will not recognize any gain or loss for U.S. federal income tax purposes as a result of the completion of the exchange offer, and your adjusted tax basis and holding period for such old notes will be similarly unaffected by the completion of the exchange offer.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York and John McDonald, Senior Vice President, Chief Compliance Officer and General Counsel to Toll Brothers, Inc.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2011, and the effectiveness of our internal control over financial reporting as of October 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WeiserMazars LLP, independent registered public accounting firm, has audited the consolidated financial statements of TMF Kent Partners, LLC and subsidiaries, and the financial statements of KTL 303 LLC as of October 31, 2011 and for the year then ended, included in our Annual Report on Form 10-K for the year ended October 31, 2011, which are incorporated by reference in this registration statement. Such financial statements are incorporated by reference in reliance on WeiserMazars LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

Information Not Required In Prospectus

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under our Certificate of Incorporation and bylaws, the Company is obligated to indemnify and hold harmless any Director, officer or employee of the Company to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against expenses (including legal fees), judgments, losses, liability, fines and amounts paid in settlement, actually and reasonably incurred or suffered by him or her, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), brought or threatened to be brought against him by reason of the fact that he or she is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or trustee or in any other capacity while serving as a director, officer, employee or trustee; provided, however, that except as provided in the Certification of Incorporation with respect to proceedings to enforce rights to indemnification, the Company is obligated to indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. In addition to the foregoing, the Company may provide indemnification for any indemnitee in those instances in which such indemnification, although greater in scope or degree than that expressly provided by law, is deemed to be in the best interest of the Company by (a) a majority of disinterested Directors even though less than a quorum (which may consist of only one Director if there is only one disinterested Director), (b) by a committee of disinterested Directors designated by a majority of disinterested Directors, even though less than a quorum, or (c) if there are no disinterested Directors, or if such disinterested Directors so direct, by independent legal counsel in a written opinion.

In addition, an indemnitee also has the right to be paid by the Company the expenses incurred (including attorney’s fees) in connection with any proceeding in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”); provided, however, that, if required by law, any advancement of expenses incurred by a indemnitee solely in his capacity as a director, officer or employee shall only be made upon delivery to the Company of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified by the Company or authorized by law. No such undertaking is required in connection with the advancement of expenses incurred by an indemnitee acting in any other capacity in which service is or was rendered by such indemnitee, including, without limitation, service to an employee benefit plan.

A Director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers. We have also entered into individual indemnification agreements with each of our directors.

Item 21. Exhibits

3.1	Form of Articles of Incorporation for Guarantors incorporated in the State of Arizona is hereby incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.2	Form of Articles of Organization for Guarantors organized in the State of Arizona is hereby incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.3	Form of Articles of Incorporation for Guarantors incorporated in the State of California is hereby incorporated by reference to Exhibit 3.3 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.4	Form of Articles of Organization for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit 3.4 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.5	Form of Certificate of Limited Partnership for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit 3.5 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.6	Form of Articles of Incorporation for Guarantors incorporated in the State of Colorado is hereby incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.7	Form of Certificate of Limited Partnership for Guarantors organized in the State of Colorado is hereby incorporated by reference to Exhibit 3.7 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.8	Form of Certificate of Limited Partnership for Guarantors organized in the State of Connecticut is hereby incorporated by reference to Exhibit 3.8 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.9	Form of Certificate of Incorporation for Guarantors incorporated in the State of Delaware is hereby incorporated by reference to Exhibit 3.9 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.10	Form of Certificate of Incorporation for Guarantors incorporated in the State of Delaware is hereby incorporated by reference to Exhibit 3.10 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.11	Form of Certificate of Formation for Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit 3.10 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.12	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit 3.11 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.13	Form of Articles of Incorporation for the Guarantors incorporated in the State of Florida is hereby incorporated by reference to Exhibit 3.12 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.14	Form of Articles of Organization for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit 3.13 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.15	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit 3.14 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.16	Form of Articles of Incorporation for the Guarantors incorporated in the State of Illinois is hereby incorporated by reference to Exhibit 3.15 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.17	Form of Articles of Organization for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.16 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.18	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.17 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.19	Form of Articles of Organization for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.18 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.20	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.19 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.21	Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.20 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.22	Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.21 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.23	Form of Articles of Incorporation for the Guarantors incorporated in the State of Michigan is hereby incorporated by reference to Exhibit 3.22 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.24	Form of Articles of Organization for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.23 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.25	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.24 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.26	Form of Articles of Incorporation for the Guarantors incorporated in the State of Nevada is hereby incorporated by reference to Exhibit 3.25 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.27	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Nevada is hereby incorporated by reference to Exhibit 3.26 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.28	Form of Articles of Incorporation for the Guarantors incorporated in the State of New Hampshire is hereby incorporated by reference to Exhibit 3.27 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.29	Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Hampshire is hereby incorporated by reference to Exhibit 3.28 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.30	Form of Certificate of Formation for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.29 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.31	Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.30 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.32	Form of Certificate of Incorporation for the Guarantors incorporated in the State of New York is hereby incorporated by reference to Exhibit 3.31 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.33	Form of Articles of Organization for the Guarantors incorporated in the State of New York is hereby incorporated by reference to Exhibit 3.32 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.34	Form of Certificate of Limited Partnership for the Guarantors organized in the State of New York is hereby incorporated by reference to Exhibit 3.32 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.35	Form of Articles of Incorporation for the Guarantors incorporated in the State of North Carolina is hereby incorporated by reference to Exhibit 3.33 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.36	Form of Articles of Organization for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit 3.34 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.37	Form of Certificate of Limited Partnership for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit 3.35 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.38	Form of Articles of Incorporation for the Guarantors incorporated in the State of Ohio is hereby incorporated by reference to Exhibit 3.36 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.39	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Ohio is hereby incorporated by reference to Exhibit 3.37 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.40	Form of Certificate of Articles of Incorporation for the Guarantors incorporated in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.38 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.41	Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.39 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.42	Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.40 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.43	Form of Articles of Incorporation for the Guarantors incorporated in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.41 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.44	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.42 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.45	Form of Articles of Incorporation for the Guarantors incorporated in the State of South Carolina is hereby incorporated by reference to Exhibit 3.43 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.46	Form of Certificate of Limited Partnership for the Guarantors organized in the State of South Carolina is hereby incorporated by reference to Exhibit 3.44 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.47	Form of Articles of Incorporation for the Guarantors incorporated in the State of Tennessee is hereby incorporated by reference to Exhibit 3.45 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.48	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Tennessee is hereby incorporated by reference to Exhibit 3.46 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.49	Form of Articles of Incorporation for the Guarantors incorporated in the State of Texas is hereby incorporated by reference to Exhibit 3.47 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.50	Form of Articles of Organization for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit 3.49 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.51	Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit 3.50 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.52	Form of Bylaws for the Guarantors is hereby incorporated by reference to Exhibit 3.51 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.53	Form of Bylaws for the Guarantors incorporated in the State of Delaware and listed on Exhibit A thereto is hereby incorporated by reference to Exhibit 3.54 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.54	Form of Limited Liability Company Operating Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.52 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.55	Form of Limited Partnership Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.53 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.56	Form of Limited Liability Company Agreement for C.B.A.Z. Holding Company LLC, First Brandywine LLC I and First Brandywine LLC II is hereby incorporated by reference to Exhibit 3.54 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.57	Form of Certificate of Incorporation for Eastern States Engineering, Inc. (currently ESE Consultants, Inc.) and Fairway Valley, Inc. is hereby incorporated by reference to Exhibit 3.55 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.58	Form of Bylaws for Eastern States Engineering, Inc. (currently ESE Consultants, Inc.) and Fairway Valley, Inc. is hereby incorporated by reference to Exhibit 3.56 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.59	Form of Bylaws for Toll NJX-I Corp., is hereby incorporated by reference to Exhibit 3.57 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.60	Form of Certificate of Incorporation Toll Management AZ Corp., Toll Management VA Corp., Toll NJX-I Corp., and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.58 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.61	Form of Bylaws for Toll Management AZ Corp., Toll Management VA Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.59 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.62	Form of Articles of Incorporation for HQZ Acquisitions, Inc. and The Silverman Building Companies, Inc. is hereby incorporated by reference to Exhibit 3.61 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.63	Form of Articles of Incorporation for Silverman Development Company, Inc. (currently Toll Development Company, Inc.), SH Homes Corporation and SI Investment Corporation is hereby incorporated by reference to Exhibit 3.62 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.64	Form of Articles of Incorporation for Toll Bros., Inc., Toll Brothers Real Estate, Inc. and Toll Land Corp. No. 6 is hereby incorporated by reference to Exhibit 3.63 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.65	Form of Bylaws for Toll Bros., Inc. and Toll Land Corp. No. 6 is hereby incorporated by reference to Exhibit 3.64 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.66	Form of Certificate of Incorporation for Toll Realty Holdings Corp. I and Toll Realty Holdings Corp. II is hereby incorporated by reference to Exhibit 3.65 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.67	Form of Bylaws for Toll Realty Holdings Corp. I and Toll Realty Holdings Corp. II is hereby incorporated by reference to Exhibit 3.66 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.68	Form of Operating Agreement for Golf I Country Club Estates at Moorpark LLC and Golf II Country Club Estates at Moorpark LLC is hereby incorporated by reference to Exhibit 3.69 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.69	Second Restated Certificate of Incorporation for Toll Brothers, Inc. dated September 8, 2005 is hereby incorporated by reference to Exhibit 3.1 of the Toll Brothers Inc. Form 10-Q for the quarter ended July 31, 2005 filed with the Securities and Exchange Commission on September 8, 2005.

3.70	Limited Liability Company Agreement for First Brandywine LLC IV is hereby incorporated by reference to Exhibit 3.119 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.71	Articles of Organization for Toll Glastonbury LLC is hereby incorporated by reference to Exhibit 3.120 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.72	Certificate of Amendment to the Articles of Incorporation for Silverman Development Company, Inc. (currently Toll Development Company, Inc.) is hereby incorporated by reference to Exhibit 3.121 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.73	Limited Partnership Amendment to Certificate for Edmunds-Toll Limited Partnership (currently Toll Brothers AZ Limited Partnership) is hereby incorporated by reference to Exhibit 3.122 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp. Toll Brothers, Inc. and the Additional Registrants identified therein on April 16,, 2004.

3.74	Certificate of Limited Partnership for Edmunds-Toll Limited Partnership (currently Toll Brothers AZ Limited Partnership) is hereby incorporated by reference to Exhibit 3.76 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.75	Articles of Incorporation for Toll YL, Inc. is hereby incorporated by reference to Exhibit 3.77 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.76	Amended and Restated Certificate of Incorporation for First Brandywine Finance Corp. is hereby incorporated by reference to Exhibit 3.78 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.77	Agreement of Limited Partnership for First Brandywine Partners, L.P. is hereby incorporated by reference to Exhibit 3.79 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.78	Form of Limited Liability Company Agreement for Toll DE X II, L.L.C. is hereby incorporated by reference to Exhibit 3.80 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.79	Bylaws for Toll Philmont Corporation is hereby incorporated by reference to Exhibit 3.81 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.80	Articles of Incorporation for Frenchman’s Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.82 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.81	Bylaws for Frenchman’s Club Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.83 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.82	Articles of Organization for Naples TBI Realty, LLC is hereby incorporated by reference to Exhibit 3.88 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.83	Articles of Incorporation for Toll FL GP Corp. is hereby incorporated by reference to Exhibit 3.89 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.84	Bylaws for Toll Peppertree, Inc. is hereby incorporated by reference to Exhibit 3.91 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.85	Limited Partnership Certificate for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.92 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.86	Limited Partnership Agreement for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.93 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.87	Bylaws for Toll Brothers Real Estate, Inc. is hereby incorporated by reference to Exhibit 3.94 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.88	Bylaws for Toll PA GP Corp. is hereby incorporated by reference to Exhibit 3.96 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.89	Partnership Agreement for Toll Naval Associates is hereby incorporated by reference to Exhibit 3.95 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.90	Form of Articles of Organization for Guarantors organized in the State of Connecticut is hereby incorporated by reference to Exhibit 3.97 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.91	Form of Articles of Incorporation for Guarantors incorporated in the State of Minnesota is hereby incorporated by reference to Exhibit 3.98 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.92	Form of Certificate of Limited Partnership for Guarantors organized in the State of Minnesota is hereby incorporated by reference to Exhibit 3.99 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.93	Form of Certificate of Incorporation for Guarantors incorporated in the State of New Jersey is hereby incorporated by reference to Exhibit 3.100 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.94	Form of Articles of Organization for Guarantors organized in the State of New York is hereby incorporated by reference to Exhibit 3.101 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.95	Form of Public Records Filing for New Business Entity for Guarantors set forth on Exhibit A thereto is hereby incorporated by reference to Exhibit 3.105 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.96	Form of Certificate of Limited Partnership for Guarantors organized in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.106 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.97	Articles of Incorporation for Mountain View Country Club, Inc. is hereby incorporated by reference to Exhibit 3.103 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.98	Bylaws for Mountain View Country Club, Inc. is hereby incorporated by reference to Exhibit 3.104 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.99	Form of Limited Liability Company Agreement for First Brandywine LLC III and First Brandywine LLC IV is hereby incorporated by reference to Exhibit 3.105 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.100	Certificate of Incorporation of First Brandywine Investment Corp. IV. is hereby incorporated by reference to Exhibit 3.107 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.101	Bylaws for First Brandywine Investment Corp. IV. is hereby incorporated by reference to Exhibit 3.108 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.102	Limited Liability Company Agreement for First Brandywine LLC III is hereby incorporated by reference to Exhibit 3.109 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.103	Articles of Incorporation for Toll FL GP Corp. is hereby incorporated by reference to Exhibit 3.110 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.104	Articles of Organization for Toll MD I, L.L.C. is hereby incorporated by reference to Exhibit 3.111 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.105

Amended and Restated Limited Partnership Agreement for Toll Hudson LP is hereby incorporated by reference to Exhibit 3.114 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.106	Articles of Incorporation for Toll MD Builder Corp. is hereby incorporated by reference to Exhibit 3.118 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.107	Certificate of Formation of 700 Grove Street Urban Renewal LLC is hereby incorporated by reference to Exhibit 3.120 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.108	Form of Amended and Restated Limited Liability Company Operating Agreement of 700 Grove Street Urban Renewal LLC is hereby incorporated by reference to Exhibit 3.121 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.109*	Form of Certificate of Incorporation for Toll Architecture, Inc., Toll Brothers Canada USA, Inc. and Toll Northeast Services, Inc.

3.110*	Bylaws of Toll Northeast Services, Inc.

3.111*	Form of Articles of Incorporation for Guarantors organized in the State of Georgia.

3.112*	Certificate of Amendment of the Certificate of Incorporation for ESE Consultants, Inc.

3.113*	Articles of Amendment of Toll PA III GP Corp.

3.114*	Articles of Amendment for Toll PA III GP Corp.

3.115*	Form of Articles of Incorporation for Guarantors organized in the State of Washington.

3.116*	Form of Articles of Incorporation for Guarantors organized in the State of West Virginia.

3.117*	Limited Liability Company Operating Agreement of 1450 Washington LLC.

3.118*	Amended and Restated Limited Liability Company Operating Agreement of Arbor Hills Development LLC.

3.119*	Second Amended and Restated Limited Liability Company Operating Agreement of Martinsburg Ventures, L.L.C.

3.120*	Articles of Amendment to the Articles of Organization of Orlando TBI Realty LLC.

3.121*	Amended and Restated Limited Liability Company Operating Agreement of PT Maxwell Holdings LLC.

3.122*	Fourth Amended and Restated Limited Liability Company Operating Agreement of PT Maxwell, L.L.C.

3.123*	First Amendment to the Fourth Amended and Restated Limited Liability Company Operating Agreement of PT Maxwell, L.L.C.

3.124*	Amended and Restated Limited Liability Company Operating Agreement of Regency at Washington I LLC.

3.125*	Form of Certificate of Formation for the Guarantors organized in the State of Texas.

3.126*	Form of Limited Liability Company Operating Agreement for Toll Austin TX LLC, Toll Dallas TX LLC, Toll Houston TX LLC and Toll San Antonio TX LLC.

3.127*	Form of First Amendment to Limited Liability Company Operating Agreement for Toll Austin TX LLC, Toll Dallas TX LLC and Toll San Antonio TX LLC.

3.128*	Certificate of Amendment for Toll CA I LLC.

3.129*	Form of Limited Liability Company Operating Agreement for Toll CA I LLC, Toll CA Note II LLC, and Toll CO I LLC.

3.130*	First Amendment to Limited Liability Company Operating Agreement for Toll CA I LLC.

3.131*	Form of Articles of Organization for the Guarantors organized in the State of Colorado.

3.132*	Form of Limited Liability Company Operating Agreement for Hatboro Road Associates LLC, Toll FL IV LLC, Toll Lexington LLC, Toll NC I LLC, Toll NC IV LLC, Toll NC Note LLC and Toll NC Note II LLC.

3.133*	Form of Articles of Organization for Guarantors organized in the State of Nevada.

3.134*	Form of Limited Liability Company Operating Agreement for Guarantors organized in the State of Nevada.

3.135*	Form of Articles of Organization for Guarantors organized in the State of Indiana.

3.136*	Certificate of Conversion for Toll Jupiter LLC.

3.137*	Articles of Amendment for Toll Jupiter LLC.

3.138*	Second Amended and Restated Limited Liability Company Operating Agreement of Toll Jupiter LLC.

3.139*	Form of Limited Liability Company Operating Agreement for Guarantors organized in the Commonwealth of Massachusetts.

3.140*	Articles of Amendment for Toll MD III LLC.

3.141*	Articles of Amendment for Toll MD IV LLC.

3.142*	Form of Limited Liability Company Operating Agreement for Toll Midwest LLC, Toll Southwest LLC and Toll West Coast LLC.

3.143*	Form of Third Amended and Restated Limited Liability Company Operating Agreement for Toll MD III LLC and Toll MD IV LLC

3.144*	Limited Liability Company Operating Agreement of Toll TX Note LLC.

3.145*	First Amendment to Limited Liability Company Operating Agreement of Toll TX Note LLC.

3.146*	Form of Limited Liability Company Operating Agreement for Belmont Country Club I LLC, Belmont Country Club II LLC, Brier Creek Country Club I LLC, Brier Creek Country Club II LLC, Dominion Valley Country Club I LLC and Dominion Valley Country Club II LLC.

3.147*	Form of Certificate of Limited Partnership for Guarantors organized in the State of Georgia.

3.148*	Certificate of Amendment for Toll PA XII, L.P.

3.149*	Form of Certificate of Limited Partnership for Guarantors organized in the State of Washington.

3.150*	Form of Certificate of Limited Partnership for Guarantors organized in the State of West Virginia.

4.1	Certificate of Amendment of the Second Restated Certificate of Incorporation of Toll Brothers, Inc., filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

4.2	Certificate of Amendment of the Second Restated Certificate of Incorporation of Toll Brothers, Inc., as amended, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

4.3	By-laws of Toll Brothers, Inc., as Amended and Restated June 11, 2008, are hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2008.

4.4	Amendment to the By-laws of Toll Brothers, Inc., dated as of September 24, 2009, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009.

4.5	Amendment to the By-laws of Toll Brothers, Inc., dated as of June 15, 2011, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011.

4.6	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of Toll Brothers, Inc.’s Form 10-K for the fiscal year ended October 31, 1991.

4.7	Form of Global Note for the Issuer’s 5.875% Senior Notes due 2022 is hereby incorporated by reference to Exhibit 4.3 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012.

4.8

Indenture, dated as of February 7, 2012, among Toll Brothers Finance Corp., Toll Brothers, Inc., the other guarantors named therein and The Bank of New York Mellon, as trustee, is hereby incorporated by reference to Exhibit 4.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012.

5.1**	Opinion of Simpson Thacher & Bartlett, New York, New York.

5.2**	Opinion of John McDonald, General Counsel to Toll Brothers, Inc.

8.1**	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. tax matters.

12**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of Toll Brothers, Inc. is hereby incorporated by reference to Exhibit 21 of Toll Brothers, Inc’s Form 10-K for the year ended October 31, 2011.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1 and Exhibit 8.1).

23.2	Consent of John McDonald (included as part of Exhibit 5.2).

23.3**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.4**	Consent of WeiserMazars LLP, Independent Registered Public Accounting Firm.

24**	Power of Attorney (included in signature pages hereto).

25†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of The Bank of New York Mellon, as Trustee for the debt securities.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Exchange Agent Agreement.

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.

Item 22. Undertakings

(a) The undersigned registrant (the “Registrant”) hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Brothers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

TOLL BROTHERS, INC.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

*	Chairman of the Board, and Director
Robert I. Toll

*	Vice Chairman of the Board and Director
Bruce E. Toll

*	Chief Executive Officer and Director (Principal Executive Officer)
Douglas C. Yearley, Jr.

*	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Martin P. Connor

/s/ Joseph R. Sicree	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Joseph R. Sicree

*	Director
Robert S. Blank

*	Director
Edward G. Boehne

*	Director
Richard J. Braemer

*	Director
Christine N. Garvey

*	Director
Carl B. Marbach

Signature	Title

*	Director
Stephen A. Novick

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule I of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Registrants (As Listed on Schedule I of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated† on February 17, 2012.

†	Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule I of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

* Douglas C. Yearley, Jr.	Chief Executive Officer and Director (as to corporate Registrants) /Manager (as to limited liability company Registrants) (Principal Executive Officer)

* Richard T. Hartman	President, Chief Operating Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

* Martin P. Connor	Senior Vice President, Treasurer, Chief Financial Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule II of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Registrants (As Listed on Schedule II of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated† on February 17, 2012.

†	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule II of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

* Douglas C. Yearley, Jr.	Director (Principal Executive Officer)

* Richard T. Hartman	President and Director (as to Corporate Registrants)/Manager (as to limited liability company Registrants)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule III of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Registrants (As Listed on Schedule III of Additional Registrants)

By:	/s/ Joseph R. DeSanto
Joseph R. DeSanto,
President of each Registrant listed on Schedule III of Additional Registrants that is a corporation or limited liability company and President of the corporate general partner of each Registrant listed on Schedule III of Additional Registrants that is a limited partnership and President of the corporate managing member of each applicable limited liability company Registrant on Schedule III of Additional Registrants

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated† on February 17, 2012.

†	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule III of Additional Registrants. Where the Registrant is a limited liability company, this registration statement has been signed by the following persons on behalf of such entities’ corporate manager in the capacities indicated. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

/s/ Joseph R. DeSanto Joseph R. DeSanto	President, Treasurer, Secretary and Director (as to corporate Registrants)/ Manager (as to limited liability company Registrants) (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)

* Michael McDevitt	Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

* Ann DiFiore	Vice President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

* Mark J. Warshauer	Vice President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)

Signature	Title

* Mary Alice Avery

Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants), but only with respect to the following entities listed on Schedule III: TB Proprietary Corp., Toll Buckeye Corp., Toll Centennial Corp., Toll Diamond Corp., Toll Golden Corp., Toll Granite Corp., Toll Mid-Atlantic LP Company, Inc., Toll Mid-Atlantic Note Company, Inc., Toll Midwest LLC, Toll Midwest Note Company, Inc., Toll Northeast LP Company, Inc., Toll Northeast Note Company, Inc., Toll Palmetto Corp., Toll Southeast LP Company, Inc., Toll Southeast Note Company, Inc., Toll Southwest LLC, Toll Southwest Note Company, Inc., Toll West Coast LLC and Toll WestCoast Note Company, Inc.

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IV of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Registrants (As Listed on Schedule IV of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* David H. Richey	President and Manager (Principal Executive Officer)

* Mitchell P. Laskowitz	Secretary and Manager

* David A. Larkin	Vice President and Manager

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule V of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Registrants (As Listed on Schedule V of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Gary M. Mayo	President, Secretary and Manager (Principal Executive Officer)

* Richard T. Hartman	Manager

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VI of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Registrants (As Listed on the Schedule VI of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* James Manners	President and Manager (Principal Executive Officer)

* Jean Sweet	Manager and Secretary

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, ESE Consultants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

ESE Consultants, Inc.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Barry Depew	Chief Executive Officer and Director (Principal Executive Officer)

* Christopher Stocke	President, Chief Operating Officer, and Director

* Javier Vega	Senior Vice President, Secretary and Director

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Architecture, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Toll Architecture, Inc.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Jed Gibson	President and Director (Principal Executive Officer)

* Edward D. Weber	Vice President and Director

* Lee J. Golanoski	Secretary and Director

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Architecture I, P.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Toll Architecture I, P.A.

By:	/s/ Jed Gibson
Jed Gibson, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

/s/ Jed Gibson Jed Gibson	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Northeast Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Toll Northeast Services, Inc.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Joseph DeSanto	Vice President, Secretary and Director

* Michael McDevitt	Director

* Martin P. Connor	Senior Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, C.B.A.Z. Construction Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

C.B.A.Z. Construction Company LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Richard T. Hartman	President and Manager (Principal Executive Officer)

* Charles W. Bowie	Manager and Secretary,

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Frenchman’s Reserve Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Frenchman’s Reserve Realty, LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Jason Snyder	President and Manager (Principal Executive Officer)

* Mark Smietana	Secretary and Manager

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Hoboken Land I LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Hoboken Land I LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Douglas C. Yearley, Jr.	Chief Executive Officer and Manager (Principal Executive Officer)

* Roger A. Brush	Manager

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Jacksonville TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Jacksonville TBI Realty, LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

*	President and Manager (Principal Executive Officer)

* James McDade	Secretary and Manager

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Mizner Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Mizner Realty L.L.C.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Edward D. Weber	President, Secretary and Manager (Principal Executive Officer)

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Orlando TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Orlando TBI Realty, LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Lynda Stephens	President, Secretary and Manager (Principal Executive Officer)

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, South Riding Realty LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

South Riding Realty LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* William Gilligan	President, Secretary and Manager (Principal Executive Officer)

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Jupiter LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Toll Jupiter LLC,

By:	/s/ Joseph R. Sicree Joseph R. Sicree
Senior Vice President and Chief Accounting Office

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Edward D. Weber	President, Secretary and Manager (Principal Executive Officer)

* James McDade	Vice President and Manager

* Alexandre DeChabert	Assistant Vice President and Manager

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree* Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll TX Note LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Toll TX Note LLC

By:	/s/ Thomas J. Murray
Thomas J. Murray, Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Thomas J. Murray	Manager

* Robert G Paul	Manager

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Toll Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on February 17, 2012.

Toll Realty L.L.C.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2012.

Signature	Title

* Edward D. Weber	President, Secretary and Manager (Principal Executive Officer)

* Martin P. Connor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Articles of Incorporation for Guarantors incorporated in the State of Arizona is hereby incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.2	Form of Articles of Organization for Guarantors organized in the State of Arizona is hereby incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.3	Form of Articles of Incorporation for Guarantors incorporated in the State of California is hereby incorporated by reference to Exhibit 3.3 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.4	Form of Articles of Organization for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit 3.4 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.5	Form of Certificate of Limited Partnership for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit 3.5 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.6	Form of Articles of Incorporation for Guarantors incorporated in the State of Colorado is hereby incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.7	Form of Certificate of Limited Partnership for Guarantors organized in the State of Colorado is hereby incorporated by reference to Exhibit 3.7 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.8	Form of Certificate of Limited Partnership for Guarantors organized in the State of Connecticut is hereby incorporated by reference to Exhibit 3.8 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.9	Form of Certificate of Incorporation for Guarantors incorporated in the State of Delaware is hereby incorporated by reference to Exhibit 3.9 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.10	Form of Certificate of Incorporation for Guarantors incorporated in the State of Delaware is hereby incorporated by reference to Exhibit 3.10 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.11	Form of Certificate of Formation for Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit 3.10 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.12	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit 3.11 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.13	Form of Articles of Incorporation for the Guarantors incorporated in the State of Florida is hereby incorporated by reference to Exhibit 3.12 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.14	Form of Articles of Organization for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit 3.13 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.15	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit 3.14 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.16	Form of Articles of Incorporation for the Guarantors incorporated in the State of Illinois is hereby incorporated by reference to Exhibit 3.15 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.17	Form of Articles of Organization for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.16 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.18	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.17 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.19	Form of Articles of Organization for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.18 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.20	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.19 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.21	Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.20 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.22	Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.21 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.23	Form of Articles of Incorporation for the Guarantors incorporated in the State of Michigan is hereby incorporated by reference to Exhibit 3.22 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.24	Form of Articles of Organization for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.23 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.25	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.24 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.26	Form of Articles of Incorporation for the Guarantors incorporated in the State of Nevada is hereby incorporated by reference to Exhibit 3.25 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.27	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Nevada is hereby incorporated by reference to Exhibit 3.26 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.28	Form of Articles of Incorporation for the Guarantors incorporated in the State of New Hampshire is hereby incorporated by reference to Exhibit 3.27 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.29	Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Hampshire is hereby incorporated by reference to Exhibit 3.28 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.30	Form of Certificate of Formation for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.29 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.31	Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.30 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.32	Form of Certificate of Incorporation for the Guarantors incorporated in the State of New York is hereby incorporated by reference to Exhibit 3.31 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.33	Form of Articles of Organization for the Guarantors incorporated in the State of New York is hereby incorporated by reference to Exhibit 3.32 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.34	Form of Certificate of Limited Partnership for the Guarantors organized in the State of New York is hereby incorporated by reference to Exhibit 3.32 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.35	Form of Articles of Incorporation for the Guarantors incorporated in the State of North Carolina is hereby incorporated by reference to Exhibit 3.33 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.36	Form of Articles of Organization for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit 3.34 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.37	Form of Certificate of Limited Partnership for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit 3.35 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.38	Form of Articles of Incorporation for the Guarantors incorporated in the State of Ohio is hereby incorporated by reference to Exhibit 3.36 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.39	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Ohio is hereby incorporated by reference to Exhibit 3.37 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.40	Form of Certificate of Articles of Incorporation for the Guarantors incorporated in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.38 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.41	Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.39 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.42	Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.40 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.43	Form of Articles of Incorporation for the Guarantors incorporated in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.41 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.44	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.42 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.45	Form of Articles of Incorporation for the Guarantors incorporated in the State of South Carolina is hereby incorporated by reference to Exhibit 3.43 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.46	Form of Certificate of Limited Partnership for the Guarantors organized in the State of South Carolina is hereby incorporated by reference to Exhibit 3.44 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.47	Form of Articles of Incorporation for the Guarantors incorporated in the State of Tennessee is hereby incorporated by reference to Exhibit 3.45 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.48	Form of Certificate of Limited Partnership for the Guarantors organized in the State of Tennessee is hereby incorporated by reference to Exhibit 3.46 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.49	Form of Articles of Incorporation for the Guarantors incorporated in the State of Texas is hereby incorporated by reference to Exhibit 3.47 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.50	Form of Articles of Organization for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit 3.49 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.51	Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit 3.50 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.52	Form of Bylaws for the Guarantors is hereby incorporated by reference to Exhibit 3.51 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.53	Form of Bylaws for the Guarantors incorporated in the State of Delaware and listed on Exhibit A thereto is hereby incorporated by reference to Exhibit 3.54 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.54	Form of Limited Liability Company Operating Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.52 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.55	Form of Limited Partnership Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.53 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.56	Form of Limited Liability Company Agreement for C.B.A.Z. Holding Company LLC, First Brandywine LLC I and First Brandywine LLC II is hereby incorporated by reference to Exhibit 3.54 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.57	Form of Certificate of Incorporation for Eastern States Engineering, Inc. (currently ESE Consultants, Inc.) and Fairway Valley, Inc. is hereby incorporated by reference to Exhibit 3.55 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.58	Form of Bylaws for Eastern States Engineering, Inc. (currently ESE Consultants, Inc.) and Fairway Valley, Inc. is hereby incorporated by reference to Exhibit 3.56 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.59	Form of Bylaws for Toll NJX-I Corp., is hereby incorporated by reference to Exhibit 3.57 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.60	Form of Certificate of Incorporation for Toll NJX-I Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.58 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.61	Form of Bylaws for Toll Management AZ Corp., Toll Management VA Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.59 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.62	Form of Articles of Incorporation for HQZ Acquisitions, Inc. and The Silverman Building Companies, Inc. is hereby incorporated by reference to Exhibit 3.61 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.63	Form of Articles of Incorporation for Silverman Development Company, Inc. (currently Toll Development Company, Inc.), SH Homes Corporation and SI Investment Corporation is hereby incorporated by reference to Exhibit 3.62 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.64	Form of Articles of Incorporation for Toll Bros., Inc., Toll Brothers Real Estate, Inc. and Toll Land Corp. No. 6 is hereby incorporated by reference to Exhibit 3.63 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.65	Form of Bylaws for Toll Bros., Inc. and Toll Land Corp. No. 6 is hereby incorporated by reference to Exhibit 3.64 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.66	Form of Certificate of Incorporation for Toll Realty Holdings Corp. I and Toll Realty Holdings Corp. II is hereby incorporated by reference to Exhibit 3.65 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.67	Form of Bylaws for Toll Realty Holdings Corp. I and Toll Realty Holdings Corp. II is hereby incorporated by reference to Exhibit 3.66 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.68	Form of Operating Agreement for Golf I Country Club Estates at Moorpark LLC and Golf II Country Club Estates at Moorpark LLC is hereby incorporated by reference to Exhibit 3.69 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.69	Second Restated Certificate of Incorporation for Toll Brothers, Inc. dated September 8, 2005 is hereby incorporated by reference to Exhibit 3.1 of the Toll Brothers Inc. Form 10-Q for the quarter ended July 31, 2005 filed with the Securities and Exchange Commission on September 8, 2005.

3.70	Limited Liability Company Agreement for First Brandywine LLC IV is hereby incorporated by reference to Exhibit 3.119 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.71	Articles of Organization for Toll Glastonbury LLC is hereby incorporated by reference to Exhibit 3.120 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.72	Certificate of Amendment to the Articles of Incorporation for Silverman Development Company, Inc. (currently Toll Development Company, Inc.) is hereby incorporated by reference to Exhibit 3.121 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.73	Limited Partnership Amendment to Certificate for Edmunds-Toll Limited Partnership (currently Toll Brothers AZ Limited Partnership) is hereby incorporated by reference to Exhibit 3.122 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.74	Certificate of Limited Partnership for Edmunds-Toll Limited Partnership (currently Toll Brothers AZ Limited Partnership) is hereby incorporated by reference to Exhibit 3.76 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.75	Articles of Incorporation for Toll YL, Inc. is hereby incorporated by reference to Exhibit 3.77 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.76	Amended and Restated Certificate of Incorporation for First Brandywine Finance Corp. is hereby incorporated by reference to Exhibit 3.78 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.77	Agreement of Limited Partnership for First Brandywine Partners, L.P. is hereby incorporated by reference to Exhibit 3.79 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.78	Form of Limited Liability Company Agreement for Toll DE X II, L.L.C. is hereby incorporated by reference to Exhibit 3.80 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.79	Bylaws for Toll Philmont Corporation is hereby incorporated by reference to Exhibit 3.81 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.80	Articles of Incorporation for Frenchman’s Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.82 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.81	Bylaws for Frenchman’s Club Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.83 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.82	Articles of Organization for Naples TBI Realty, LLC is hereby incorporated by reference to Exhibit 3.88 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.83	Articles of Incorporation for Toll FL GP Corp. is hereby incorporated by reference to Exhibit 3.89 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.84	Bylaws for Toll Peppertree, Inc. is hereby incorporated by reference to Exhibit 3.91 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.85	Limited Partnership Certificate for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.92 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.86	Limited Partnership Agreement for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.93 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.87	Bylaws for Toll Brothers Real Estate, Inc. is hereby incorporated by reference to Exhibit 3.94 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.88	Bylaws for Toll PA GP Corp. is hereby incorporated by reference to Exhibit 3.96 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.89	Partnership Agreement for Toll Naval Associates is hereby incorporated by reference to Exhibit 3.95 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.90	Form of Articles of Organization for Guarantors organized in the State of Connecticut is hereby incorporated by reference to Exhibit 3.97 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.91	Form of Articles of Incorporation for Guarantors incorporated in the State of Minnesota is hereby incorporated by reference to Exhibit 3.98 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.92	Form of Certificate of Limited Partnership for Guarantors organized in the State of Minnesota is hereby incorporated by reference to Exhibit 3.99 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.93	Form of Certificate of Incorporation for Guarantors incorporated in the State of New Jersey is hereby incorporated by reference to Exhibit 3.100 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.94	Form of Articles of Organization for Guarantors organized in the State of New York is hereby incorporated by reference to Exhibit 3.101 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.95	Form of Public Records Filing for New Business Entity for Guarantors set forth on Exhibit A thereto is hereby incorporated by reference to Exhibit 3.105 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.96	Form of Certificate of Limited Partnership for Guarantors organized in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.106 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.97	Articles of Incorporation for Mountain View Country Club, Inc. is hereby incorporated by reference to Exhibit 3.103 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.98	Bylaws for Mountain View Country Club, Inc. is hereby incorporated by reference to Exhibit 3.104 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.99	Form of Limited Liability Company Agreement for First Brandywine LLC III and First Brandywine LLC IV is hereby incorporated by reference to Exhibit 3.105 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on October 10, 2003.

3.100	Certificate of Incorporation of First Brandywine Investment Corp. IV. is hereby incorporated by reference to Exhibit 3.107 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.101	Bylaws for First Brandywine Investment Corp. IV. is hereby incorporated by reference to Exhibit 3.108 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.102	Limited Liability Company Agreement for First Brandywine LLC III is hereby incorporated by reference to Exhibit 3.109 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.103	Articles of Incorporation for Toll FL GP Corp. is hereby incorporated by reference to Exhibit 3.110 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.104	Articles of Organization for Toll MD I, L.L.C. is hereby incorporated by reference to Exhibit 3.111 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.105

Amended and Restated Limited Partnership Agreement for Toll Hudson LP is hereby incorporated by reference to Exhibit 3.114 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.106	Articles of Incorporation for Toll MD Builder Corp. is hereby incorporated by reference to Exhibit 3.118 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on April 16, 2004.

3.107	Certificate of Formation of 700 Grove Street Urban Renewal LLC is hereby incorporated by reference to Exhibit 3.120 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.108	Form of Amended and Restated Limited Liability Company Operating Agreement of 700 Grove Street Urban Renewal LLC is hereby incorporated by reference to Exhibit 3.121 of the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on September 29, 2005.

3.109*	Form of Certificate of Incorporation for Toll Architecture, Inc., Toll Brothers Canada USA, Inc. and Toll Northeast Services, Inc.

3.110*	Bylaws of Toll Northeast Services, Inc.

3.111*	Form of Articles of Incorporation for Guarantors organized in the State of Georgia.

3.112*	Certificate of Amendment of the Certificate of Incorporation for ESE Consultants, Inc.

3.113*	Articles of Incorporation of Toll PA III GP Corp.

3.114*	Articles of Amendment for Toll PA III GP Corp.

3.115*	Form of Articles of Incorporation for Guarantors organized in the State of Washington.

3.116*	Form of Articles of Incorporation for Guarantors organized in the State of West Virginia.

3.117*	Limited Liability Company Operating Agreement of 1450 Washington LLC.

3.118*	Amended and Restated Limited Liability Company Operating Agreement of Arbor Hills Development LLC.

3.119*	Second Amended and Restated Limited Liability Company Operating Agreement of Martinsburg Ventures, L.L.C.

3.120*	Articles of Amendment to the Articles of Organization of Orlando TBI Realty LLC.

3.121*	Amended and Restated Limited Liability Company Operating Agreement of PT Maxwell Holdings LLC.

3.122*	Fourth Amended and Restated Limited Liability Company Operating Agreement of PT Maxwell, L.L.C.

3.123*	First Amendment to the Fourth Amended and Restated Limited Liability Company Operating Agreement of PT Maxwell, L.L.C.

3.124*	Amended and Restated Limited Liability Company Operating Agreement of Regency at Washington I LLC.

3.125*	Form of Certificate of Formation for the Guarantors organized in the State of Texas.

3.126*	Form of Limited Liability Company Operating Agreement for Toll Austin TX LLC, Toll Dallas TX LLC, Toll Houston TX LLC and Toll San Antonio TX LLC.

3.127*	Form of First Amendment to Limited Liability Company Operating Agreement for Toll Austin TX LLC, Toll Dallas TX LLC and Toll San Antonio TX LLC.

3.128*	Certificate of Amendment for Toll CA I LLC.

3.129*	Form of Limited Liability Company Operating Agreement for Toll CA I LLC, Toll CA Note II LLC, and Toll CO I LLC.

3.130*	First Amendment to Limited Liability Company Operating Agreement for Toll CA I LLC.

3.131*	Form of Articles of Organization for the Guarantors organized in the State of Colorado.

3.132*	Form of Limited Liability Company Operating Agreement for Hatboro Road Associates LLC, Toll FL IV LLC, Toll Lexington LLC, Toll NC I LLC, Toll NC IV LLC, Toll NC Note LLC and Toll NC Note II LLC.

3.133*	Form of Articles of Organization for Guarantors organized in the State of Nevada.

3.134*	Form of Limited Liability Company Operating Agreement for Guarantors organized in the State of Nevada.

3.135*	Form of Articles of Organization for Guarantors organized in the State of Indiana.

3.136*	Certificate of Conversion for Toll Jupiter LLC.

3.137*	Articles of Amendment for Toll Jupiter LLC.

3.138*	Second Amended and Restated Limited Liability Company Operating Agreement of Toll Jupiter LLC.

3.139*	Form of Limited Liability Company Operating Agreement for Guarantors organized in the Commonwealth of Massachusetts.

3.140*	Articles of Amendment for Toll MD III LLC.

3.141*	Articles of Amendment for Toll MD IV LLC.

3.142*	Form of Limited Liability Company Operating Agreement for Toll Midwest LLC, Toll Southwest LLC and Toll West Coast LLC.

3.143*	Form of Third Amended and Restated Limited Liability Company Operating Agreement for Toll MD III LLC and Toll MD IV LLC

3.144*	Limited Liability Company Operating Agreement of Toll TX Note LLC.

3.145*	First Amendment to Limited Liability Company Operating Agreement of Toll TX Note LLC.

3.146*	Form of Limited Liability Company Operating Agreement for Belmont Country Club I LLC, Belmont Country Club II LLC, Brier Creek Country Club I LLC, Brier Creek Country Club II LLC, Dominion Valley Country Club I LLC and Dominion Valley Country Club II LLC.

3.147*	Form of Certificate of Limited Partnership for Guarantors organized in the State of Georgia.

3.148*	Certificate of Amendment for Toll PA XII, L.P.

3.149*	Form of Certificate of Limited Partnership for Guarantors organized in the State of Washington.

3.150*	Form of Certificate of Limited Partnership for Guarantors organized in the State of West Virginia.

4.1	Certificate of Amendment of the Second Restated Certificate of Incorporation of Toll Brothers, Inc., filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

4.2	Certificate of Amendment of the Second Restated Certificate of Incorporation of Toll Brothers, Inc., as amended, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

4.3	By-laws of Toll Brothers, Inc., as Amended and Restated June 11, 2008, are hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2008.

4.4	Amendment to the By-laws of Toll Brothers, Inc., dated as of September 24, 2009, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009.

4.5	Amendment to the By-laws of Toll Brothers, Inc., dated as of June 15, 2011, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011.

4.6	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of Toll Brothers, Inc.’s Form 10-K for the fiscal year ended October 31, 1991.

4.7	Form of Global Note for the Issuer’s 5.875% Senior Notes due 2022 is hereby incorporated by reference to Exhibit 4.3 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012.

4.8	Indenture, dated as of February 7, 2012, among Toll Brothers Finance Corp., Toll Brothers, Inc., the other guarantors named therein and The Bank of New York Mellon, as trustee, is hereby incorporated by reference to Exhibit 4.1 of Toll Brothers, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012.

5.1**	Opinion of Simpson Thacher & Bartlett, New York, New York.

5.2**	Opinion of John McDonald, General Counsel to the Registrant.

8.1**	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. tax matters.

12**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of Toll Brothers, Inc. is hereby incorporated by reference to Exhibit 21 of Toll Brothers, Inc’s Form 10-K for the year ended October 31, 2011.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1 and Exhibit 8.1).

23.2	Consent of John McDonald (included as part of Exhibit 5.2).

23.3**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.4**	Consent of WeiserMazars LLP, Independent Registered Public Accounting Firm.

24**	Power of Attorney (included in signature pages hereto).

25†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of The Bank of New York Mellon, as Trustee for the debt securities.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Exchange Agent Agreement.

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.